Exhibit 10.1

AGREEMENT OF PURCHASE AND SALE OF SHOPPING CENTER

(Lakeside Crossing, Lynchburg, Virginia)

This Agreement of Purchase and Sale of Shopping Center (the "Agreement") is dated as of the 4th day of October, 2013 (the “Effective Date”) and is entered into by the following parties:

SELLER: Lakeside Crossing Lynchburg, LLC, a Georgia limited liability company

BUYER: Inland Real Estate Acquisitions, Inc., an Illinois corporation, or its nominee

1. The Property/Triangle Piece.

The property to be purchased by Buyer (collectively, the “Property”) shall consist of the following: (a) that certain real property legally described on Exhibit “A-1,” consisting of approximately 6.80 acres of land (the “Land”), and 67,543 square feet of net rentable square feet, and located at 3901 Old Forest Road, Lynchburg, Virginia and commonly known as Lynchburg Crossing (the “Shopping Center”), (b) all of the right, title and interest of Seller in, to and under all Leases (as defined in Subsection 5(a) below) of the Property, (c) all improvements located upon the Property, (d) all personal property, if any, owned by Seller and used in connection with the Property together with all rights to any developmental planning documents, engineering and planning studies, escrow documents, architecture specifications, permits, governmental agreements, fee credits, utility provider contracts, licenses, approvals, warranties, and declarant or developer rights relating to the Property, (e) all shrubs, trees, plants and other landscaping located upon the Property, and (f) all easements, rights of way, and other rights appurtenant to the Property. The Seller hereby represents and warrants to Buyer that it is party to that certain Real Property Purchase Agreement with the City of Lynchburg, dated February 13, 2013, pursuant to which Seller is to acquire that certain real property depicted on Exhibit “A-2” consisting of approximately .412 acres of land, together with all rights, easements and appurtenances pertaining thereto and all improvements, trees, bushes, landscaping and foliage thereon (the “Triangle Piece”). Following the acquisition of the Triangle Piece by Seller, upon the written election of Buyer the Triangle Piece shall become part of the Property, for all purposes hereof.

2. Closing; Escrow.

(a) The closing of the transaction contemplated by this Agreement ("Closing") shall occur at the Chicago, Illinois office of the Title Company (as hereinafter defined), on the date which is 10-business days following the date of satisfaction of the conditions to Closing described by this Agreement (or waiver thereof by Buyer), including the Tenant Occupancy Conditions (as hereinafter defined) as to tenancies other than the Earnout Space (as hereinafter defined). If the Tenant Occupancy Conditions or any other conditions to Closing described by this Agreement for the benefit of Buyer are not satisfied on or prior to June 1, 2014, Buyer shall have the option to either: (i) terminate this Agreement by written notice to Seller and Escrow Agent (as hereinafter defined), whereupon the Earnest Money (as hereinafter defined) shall be promptly paid by Escrow Agent to Buyer, or (ii) waive the unsatisfied condition or conditions and close upon the acquisition of the Property on a date which is no later than June 30, 2014.

(b) Each of Seller and Buyer agrees to comply with the requirements of the Title Company relative to closing the transaction contemplated by this Agreement as a so-called "NY Style" closing. The cost of the escrow, and all "NY Style" closing fees, shall be divided equally between Seller and Buyer. Upon the creation of such escrow, anything herein to the contrary notwithstanding, payment of the Purchase Price (as hereinafter defined) and delivery of the Deed (as hereinafter defined) shall be made through the escrow and the Earnest Money (as hereinafter defined) shall be deposited into the escrow.

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(c) Buyer and Seller hereby agree, if requested by Seller, to re-cast the form of this Agreement as an agreement to contribute the Property to a joint venture between Seller and Buyer on the terms set forth upon Exhibit “G,” attached (collectively, the “JV Documentation”) in the event the appraisal to-be-prepared on behalf of Buyer establishes a value for the Land which is less than $3,200,000. If Seller and Buyer are unable to agree upon the JV Documentation, this Agreement shall remain in full force and effect and the parties shall thereafter proceed in accordance with the terms of this Agreement without regard to the terms of the first sentence of this Section 2(c).

3. Consideration.

Subject to the terms of Section 15(c), below, the consideration to be paid to Seller by Buyer for the purchase of the Property (the "Purchase Price") shall be the sum of Twenty Million Thirty Eight Thousand Three Hundred Thirty Three and no/100 Dollars ($20,038,333.00). The Purchase Price shall be satisfied as follows:

(a)              Buyer shall deposit with Chicago Title and Trust Company, 10 South LaSalle Street, Suite 3100, Chicago, Illinois Attention: Nancy Castro (the “Escrow Agent”), earnest money in the amount of Three Hundred Thousand and No/100 Dollars ($300,000.00) (the "Earnest Money") to be held for the mutual benefit of the parties. Disposition of the Earnest Money shall be governed by the terms of this Agreement from and after the date hereof, including the terms and provisions of Section 7. The Earnest Money, at Buyer’s option, shall be held by the Escrow Agent in an interest bearing account (any interest shall be paid to Buyer). At Buyer’s option, either (i) the Earnest Money shall be applied to the Purchase Price and paid to Seller in cash at Closing; or (ii) the full amount of the Purchase Price (after adjustments and credits) shall be funded by Buyer and the Earnest Money shall be paid to Buyer outside of Closing. Notwithstanding the foregoing, upon execution of this Agreement by Seller, Buyer shall pay to Seller the sum of One Hundred Dollars ($100.00), the receipt and adequacy of which is hereby acknowledged by Seller, which is hereby accepted by Seller as the consideration for Seller’s execution and delivery of this Agreement, and which consideration is in addition to and independent of any other consideration provided for in this Agreement, is earned and is nonrefundable in all events as of the Effective Date.

(b) Payment of the Purchase Price shall be subject to the terms of this Agreement which are applicable to the Earnout Premises.

(c) Subject to the terms of Section 15(c), Buyer shall deposit at Closing, a cash payment in the amount of the Purchase Price plus or minus prorations, credits and adjustments as provided in Section 8 and elsewhere in this Agreement, by wire transfer or other immediately available United States funds.

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4. Inspection Rights

From and after the date hereof through the expiration of the Due Diligence Period, Buyer may cause one or more surveyors, engineers, architects, auditors, appraisers and/or other experts of its choice to inspect any documents related to the “Inspection Property” (as hereinafter defined) and to inspect, examine, survey, obtain engineering inspections on, obtain environmental reports for, appraise, audit and otherwise perform such activities which, in the opinion of Buyer, are necessary to determine the condition of the Inspection Property and to determine the suitability of the Inspection Property for the uses and investment intended by Buyer; except that, notwithstanding the foregoing, in conducting such activities, Buyer shall not unreasonably interfere with the business of Seller or the business of the Inspection Property tenants, and in no case shall Buyer contact any of the property tenants without Seller’s prior written permission, which shall not be unreasonably withheld. Buyer shall not make any soil borings or perform any invasive tests without Seller’s prior written permission which shall not be unreasonably withheld. Buyer hereby agrees to indemnify, defend and hold harmless Seller from and against any and all liability, loss, cost, expense and damage (including reasonable attorneys' fees) suffered or incurred by Seller and caused by Buyer or its representatives or any of their respective employees or agents in connection with such activities, and, without limitation of the foregoing, Buyer shall repair any damage to the Inspection Property caused by any such activities. Buyer may review and make copies of any of Seller's files, books and records relating solely to the Inspection Property, and Seller agrees to take all reasonable efforts to separate its files, books and records that relate to the Inspection Property from the files, books and records that relate to other properties owned by Seller so that Buyer may review such files, books and records as they relate to the Inspection Property. Buyer agrees that all confidential information received from Seller and relating to the Inspection Property shall be held in confidence (except as disclosure may be required by law, including SEC reporting requirements of Buyer affiliates) whether or not this Agreement is terminated for any reason. The “Inspection Property” includes the Property, and shall also include the Triangle Piece upon its acquisition by Seller in accordance with Paragraph 1 hereof, regardless of Buyer’s exercise of its right to include the Triangle Piece as part of the Property.

5. Seller's Required Pre-Closing Deliveries

Within five (5) days of the Effective Date Seller shall deliver to Buyer the following materials (not already produced by Seller) that are under its possession or control (which, along with the Preliminary Commitment referred to in Section 6(a) hereof and the Survey (as hereinafter defined), are referred to herein as "Pre-Closing Deliveries"):

(a) copies of the leases described upon the Rent Roll attached hereto as Exhibit “E” (respectively, a “Lease,” and collectively, the “Leases”) affecting the Property and the Triangle Piece (and subleases and license agreements in Seller’s possession) together with all modifications and amendments thereof;

(b) a certification from Seller (pursuant to the terms of the Rent Roll) setting forth the name of each tenant at the Property and the Triangle Piece and the date of the Leases and any modifications or amendments thereto, the amount of rent payable by each tenant throughout the term of its respective Lease, any concessions relating to free or reduced rent or tenant improvement allowances granted to the tenants, the amount of security deposits, if any, (or a certification that Seller is not holding any security deposits), the expiration date of the Leases, and the existence of any options to renew or extend the term of the Leases or to purchase all or any part of the Property or the Triangle Piece and such information with respect to any subtenant if Seller has knowledge thereof;

(c) a certification by Seller that there are no employees of Seller at the Property or the Triangle Piece;

(d) a certification by Seller that, other than as disclosed to Buyer, there are no service agreements, maintenance contracts or other similar agreements affecting the Property or the Triangle Piece;

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(e) copies of the most recent tax bill for the Property and the Triangle Piece, together with copies of any notice of assessments received by Seller, or any other information relative to taxes assessed against the Property or the Triangle Piece;

(f) copies, if any, of any environmental reports, architectural drawings, plans and specs or any similar document in the possession of Seller relating to the Property or the Triangle Piece, or in the alternative, a certification from Seller that no such reports, drawings, plans or specifications are in the possession of Seller;

(g) a certification from Seller that there is no personal property owned by Seller located at the Property or the Triangle Piece, or, alternatively a list of personal property located at the Property and the Triangle Piece is attached hereto as Schedule “2,” and made a part hereof (the (“Personal Property”);

(h) the most current survey of the Property and the Triangle Piece and a copy of the most current title commitment or owner's title insurance policy relative to the Property and the Triangle Piece that are in Seller's possession or control;

(i) copies of any insurance policies or certificates insuring the Property or the Triangle Piece, whether purchased by Seller or by the tenants under the Leases;

(j) copies of certificates of occupancy for each tenant at the Property and the Triangle Piece and copies of any building code violations received by Seller with respect to the Property or the Triangle Piece during the last two years and evidence reasonably acceptable to Buyer that such violations have been corrected, or a certification from Seller that it has not received any notice of building code violations;

(k) the materials described on Buyer’s Due Diligence Checklist, attached hereto as Exhibit “F”;

(l) reserved; and

(m) copies of all warranties and guaranties for material and workmanship in regard to the construction of the Property or the Triangle Piece and for all HVAC and roofing systems (collectively, the “Warranties and Guaranties”).

With respect to the Pre-Closing Deliveries and certain items requested as described upon Exhibit “F,” attached, Seller hereby notifies Buyer that Seller has been in existence since July 24, 2012 and its development of the Property and the Triangle Piece relates to the period between that date and the Effective Date.

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6. Title and Survey Matters.

(a) Preliminary Title Report; Permitted Exceptions.

Buyer shall, at Seller's expense, as soon as practicable after the Effective Date of this Agreement, furnish to Buyer and Seller a preliminary commitment for title insurance dated not sooner than the Effective Date and applicable to the Property (the "Preliminary Commitment") issued by Chicago Title Insurance Company (the "Title Company"). The Title Company shall provide to Buyer copies of the deeds which placed Seller into title to the Property and all plats and other documents constituting title exceptions as disclosed by the Preliminary Commitment. The Preliminary Commitment shall show title being vested in Seller and shall show exceptions to title. If Buyer does not wish to purchase the Property subject to those exceptions set forth in the Preliminary Commitment or on the Survey (see below) that are not Permitted Objections, it shall, within fifteen (15) days following receipt of the latter of the Preliminary Commitment and the Survey, notify Seller in writing of those exceptions to title to which it objects (“Buyer’s Title Objection Notice”), and Seller shall have ten (10) calendar days following its receipt of the Buyer’s Title Objection Notice to provide written notice to Buyer of those title exceptions that Seller will not cure (other than such exceptions than can be cured by the payment of a liquidated sum as determined from the applicable exception document (“Monetary Liens”)), and if Buyer after receipt of such notice determines that it will not accept title to the Property subject to such uncured exceptions to title, it may terminate this Agreement by written notice to Seller and Escrow Agent and obtain the prompt return of its Earnest Money. If Buyer does not provide its Buyer’s Title Objection Notice timely, then the exceptions listed on the Preliminary Commitment or Survey that are not Monetary Liens will become Permitted Exceptions. If Buyer provides the Buyer’s Title Objection Notice timely, Seller notifies Buyer that it does not intend to cure certain title objections and Buyer declines to timely terminate this Agreement, then those title objections that Seller states that it will not cure that are not Monetary Liens will become Permitted Exceptions. If Buyer provides its Buyer’s Title Objection Notice timely, and Seller does not respond thereto, then all of the title exceptions to which Buyer has objected in its Buyer’s Title Objection Notice shall not be Permitted Exceptions, and such exceptions to which Buyer has objected in its Buyer’s Title Objection Notice shall be removed by Seller at Seller's sole cost and expense at or prior to Closing.

As used in this Agreement, the term "Permitted Exceptions" shall mean and refer to:

(i) exceptions that become Permitted Exceptions in accordance with the procedures set forth in the first paragraph of this Section 6(a);

(ii) ad valorem real estate taxes not due and payable;

(iii) the Leases and any written modifications or amendments of the Leases disclosed to Buyer by Seller; and

(iv) the Scheduled Exceptions described in Schedule 3 hereto.

Notwithstanding the foregoing, as used in this Agreement, the Permitted Exceptions shall not include any Monetary Liens. At Closing, Seller shall, at its sole expense, be required to cure any Monetary Lien and any exceptions to title that are not Permitted Exceptions.

(b) Manner of Conveyance; Identity of Grantee.

At Closing, Seller shall deliver to Buyer the Deed with respect to the Property. On or prior to five (5) days prior to the date of Closing, Buyer shall, subject to Section 18(h) below, notify Seller in writing of the identity of Buyer's grantee for the Property.

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(c) Survey.

Seller shall, at Seller's expense as soon as practicable after the Effective Date, obtain an as-built survey of the Property which shall contain a certification in the form attached hereto as Exhibit “H,” and containing such Table A Options as therein described (the “Survey”). In addition, the Survey shall indicate whether or not the Property or any part thereof is located within a flood plain area, and the surveyor shall prepare and deliver elevation certificates in favor of Buyer. The Survey shall be certified to the Title Company, Buyer, Buyer's lender, and Buyer's nominee.

(d) Title Insurance Policy.

As a condition precedent to Buyer's obligation to close the transactions contemplated hereby, at Closing, Seller shall deliver to Buyer or its nominee, at the sole cost and expense of Seller, an owner's title insurance policy for the Property in the 2006 ALTA form issued by the Title Company, in the amount of the Purchase Price and showing title to the Property in Buyer's designated nominee (as identified pursuant to Section 6(b) above), subject only to the Permitted Exceptions, and with extended coverage over new construction and all standard or general exceptions and including the following described endorsements: survey, PIN, location, utility facility, subdivision, contiguity, access, 3.1 zoning with parking and loading docks, environmental, comprehensive and such other endorsements as Buyer shall require (collectively, the “Title Policy”).

7. Buyer's Rights to Terminate this Agreement

(a) If Buyer is not satisfied for any reason, or for no reason, in any respect, in the sole judgment of Buyer, with the results of its inspections described in Section 4 above, or with the content of the Pre-Closing deliveries described in Section 5 hereof, or with the Preliminary Commitment or Survey delivered pursuant to Section 6 hereof, or if Seller has not closed on the Triangle Piece or Buyer is not satisfied that Seller will ultimately close on the Triangle Piece, then Buyer may terminate this Agreement provided that written notice thereof is received by Seller and Escrow Agent on or prior to 5:00 P.M., Chicago time on or before November 19, 2013(the “Due Diligence Period”).

NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, ESCROW AGENT IS HEREBY AUTHORIZED AND DIRECTED TO RELEASE THE EARNEST MONEY TO BUYER IMMEDIATELY (WITHOUT FURTHER AUTHORIZATION FROM SELLER) UPON RECEIPT BY ESCROW AGENT OF BUYER’S NOTICE OF TERMINATION OF THE AGREEMENT ON OR PRIOR TO 5:00 P.M. (CHICAGO, ILLINOIS LOCAL TIME) ON NOVEMBER 19, 2013.

(b) Upon termination of this Agreement pursuant to this Section 7; (i) the Initial Earnest Money (and all interest earned thereon, if any) shall immediately be returned to Buyer by the Escrow Agent, (ii) neither party shall have any further liability or obligation to the other except for the Post-Termination Obligations (as hereinafter defined), and (iii) Buyer, upon five-days prior written notice from Seller, shall return to Seller any documents received from Seller, and shall thereafter keep all confidential information received as a result of its inspection in confidence (except as herein provided). Nothing contained in Section 4, or this Section 7, regarding Buyer's confidentiality obligations shall prohibit or restrict Buyer from disclosing any confidential information received by Buyer from Seller to lawyers, accountants, auditors or other professionals utilized by Buyer as part of its due diligence investigations, or any lender or due diligence officer or personnel of any broker-dealer for the sale of securities or as may be required by law.

(c) As used in this Agreement, the term "Post-Termination Obligations" shall mean and refer to the indemnity and repair provisions of Section 4 hereof and the indemnity provisions of Section 17 hereof and the confidentiality obligations described under Section 4 and Subsection 7(b) hereof. Such Post-Termination Obligations shall survive any termination of this Agreement.

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8. Prorations and Adjustments

The following items shall be prorated and adjusted between Buyer and Seller at the Closing:

(a) Security deposits described by the Leases and originally paid by the tenants shall be credited to Buyer at Closing. Real estate property taxes and general or special assessments due and payable prior to the date of Closing shall be paid in full on or prior to the date of Closing. Real estate property taxes and assessments accrued and assessed against the Property but not yet due and payable shall be accounted for and prorated as of the date of Closing on the basis of 100% of the most currently issued (at the time of Closing) real estate tax bills and the net credit to Buyer shall be paid in cash or as a credit against the Purchase Price. If Seller has paid taxes applicable to periods on or after the date of Closing, the net credit to Seller shall be added to the amount due by Buyer at Closing. To avoid any doubt, Seller shall have responsibility on an accrual basis for the payment of all real estate taxes and assessments for each day prior to Closing, whether a bill have issued, or not. The real estate taxes shall be reprorated within ninety (90) days of issuance of the actual tax bills. In addition, any deposits for real estate taxes and assessments made by any tenant(s) shall be credited to Buyer at Closing. If any general or special assessment (as contrasted to ad valorem taxes) are payable in installments, Buyer shall receive a cash credit at Closing for the gross amount due and payable after the date of Closing.

(b) Rent, percentage rent and reimbursements for common area maintenance charges, insurance premiums and other lease charges (other than real estate taxes and assessments, which shall be accounted for and prorated as provided in Section 8(a) above) shall be accounted for and prorated as follows: except as otherwise provided in this Agreement, Buyer shall be entitled to all rents, percentage rent, miscellaneous income and reimbursements for common area maintenance charges, insurance premiums and other lease charges accruing on the date of and after the Closing, and Seller shall be entitled to all such items, if any, accruing prior to the Closing. At Closing, Seller shall credit Buyer in an amount equal to the scheduled rent and reimbursements from and including the Closing date through the end of the month in which Closing occurs and Seller shall retain such payments as received from the tenants for the month in which Closing occurs. Seller shall not receive any credit at Closing with respect to any unpaid accrued rents, percentage rents and reimbursements for common area maintenance charges, insurance premiums and other lease charges owing from tenants of the Property as of the date of Closing. Seller shall not retain any security deposits or prepaid rent to offset any unpaid accrued rent or other unpaid amounts. With respect to any such unpaid amounts, Buyer agrees to reasonably cooperate with any efforts by Seller to collect same; provided, however, Seller shall not be entitled to bring an action against any tenant which seeks to terminate its lease or for possession of its demised premises, and provided further that Seller shall reimburse Buyer for any cost or expense incurred by Buyer in connection with such cooperation. If Buyer collects any such unpaid amounts, Buyer shall be entitled to apply such payment first, on account of past due amounts owed to Buyer; second, on account of current amounts owed to Buyer; and third, on account of past due amounts owed to Seller. Buyer shall receive a credit at Closing in the amount of any balance remaining in any tenant’s common area maintenance escrow account accruing from the date Seller last reconciled such account with each tenant, less current expenses.

(c) Expense prorations - Except insofar as the same constitute expenses pro ratable under Subsection 8(a) or Subsection 8(b) above, utility charges and deposits, fuels and all other items of expense customarily prorated on the transfer of properties similar to the Property shall be prorated on an accrual basis as of the date of Closing on the basis of the most recent ascertainable bills or on other reliable information with respect to each item of expense. In the alternative Seller will provide Buyer with a certification that no additional proratable items exist with respect to the Property. Seller shall use good faith efforts to cause the release to Seller of any utility deposits held as of the date of Closing. If Seller is not successful in its attempt to do so, Seller shall notify Buyer thereof no later than 5-business days prior to the date of Closing and Seller shall receive a credit a Closing in an amount then actually on deposit. Utility charges and like items of expense customarily prorated as of the date of Closing shall be reprorated upon issuance of the actual bills therefor.

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(d) For purposes of calculating prorations and adjustments, Buyer shall be deemed to be in title to the Property, and therefore entitled to income therefrom and responsible for the expenses thereof, for the entire day on which the Closing occurs. Except as otherwise described, all prorations and adjustments shall be final, except that, in the event of any computational mistake or error, the parties shall make an appropriate adjustment(s) in cash between them to correct such mistake or error promptly after the discovery thereof.

(e) In the event that on or prior to the first anniversary of the date of Closing a tenant of the Property exercises any right that it might have under its lease to inspect or audit the common area maintenance expenses for the Property for any period prior to the date of Closing, Buyer shall promptly notify Seller of such exercise. Seller, at the cost and expense of Seller, shall have the right to fully participate in, and at its election, take over the management and defense of, such inspection or audit and any litigation, mediation and/or arbitration proceedings resulting from such inspection or audit. Buyer shall reasonably cooperate with the efforts of Seller in connection with any such inspection, audit, litigation, mediation and/or arbitration proceeding and shall utilize reasonable efforts to minimize or mitigate any liability of Seller hereunder. Seller hereby covenants and agrees to indemnify and hold harmless Buyer from and against any liabilities Buyer shall suffer as a result of any refund of common area costs or payment of costs and expenses as a result of any such inspection or audit initiated on or prior to the first anniversary of the date of Closing for any period prior to the date of Closing.

(f) Seller hereby agrees to comply with the bulk sale and withholding requirements (from the net proceeds of sale) which may be imposed by the Commonwealth of Virginia upon a Seller of property or an interest in property, however characterized.

(g) At Closing, Buyer shall receive a credit for all free rent in favor of any tenant which extends from and after the date of Closing together with a credit for any other tenant improvement allowances, like-concessions and brokerage commissions which are due and payable from and after the date of Closing.

(h) The provisions of this Section 8 shall not be merged into the Deed delivered by Seller at Closing and shall survive the Closing for a period of 12-months from the date of Closing.

9. Costs; Responsibility for Payment.

(a) Seller shall pay the following:

(i)	the costs of the Survey;

(ii)	the costs of: the title commitment, the copies of documents of record, the issuance of the Title Policy (including all endorsements pursuant to the terms of Section 6(d) hereof) and the cost of any title curative endorsements;

(iii)	one-half of all escrow fees and one-half of all "NY Style" closing fees;

(iv)	all State, County, local and municipal transfer taxes (Grantor and Grantee taxes)(however characterized) imposed upon recordation of the Deed;

(v)	the cost of recording releases of any mortgage or other liens, or of any other instruments, that do not constitute Permitted Exceptions;
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(vi)	the costs of Seller's counsel;

(vii)	the costs (fees and any enumerated corrective action mandated by the warranty provider) to transfer the Warranties and Guaranties into the name of Buyer or its nominee;

(viii)	the cost of an environmental site assessment (Phase I) to-be-obtained by Buyer (not to exceed $3,000 as Seller’s cost), solely in the event Closing occurs;

(ix)	the cost of an appraisal to be obtained by Buyer (not to exceed $4,000 as Seller’s cost), solely in the event Closing occurs; and

(x)	the fees and costs of the Broker (as hereinafter defined).

(b) Buyer shall pay costs of Buyer's counsel, all per page recording fees (other than recording fees for which Seller is responsible as provided in Section 9(a)(v) above), one-half of all "NY Style" closing escrow fees, and any title charges relating to Buyer’s financing, if any.

10. Conditions Precedent to Buyer's Obligation.

Buyer's obligation to perform under this Agreement is subject to and contingent upon satisfaction of the following described matters at or prior to Closing. In the event such conditions are not satisfied at or prior to Closing, Buyer may terminate this Agreement by written notice to Seller and Escrow Agent prior to Closing, and upon any such termination the Earnest Money (including any interest earned thereon) shall immediately be returned to Buyer and this Agreement shall be null and void, except for the provisions hereof that expressly survive the termination of this Agreement.

(a) Title Condition of the Property.

The Title Company's issuing or committing to issue the Title Policy insuring that fee simple title to the Property is vested in Buyer as of the date of Closing.

(b) Completeness, Truth and Accuracy.

The completeness, truth and accuracy in all material respects, of the Rent Roll, and any certifications, schedules, covenants and statements prepared and executed by Seller as part of the Pre-Closing Deliveries, the completeness in all material respects of the Leases delivered by Seller as part of the Pre-Closing Deliveries, the completeness, truth and accuracy in all material respects, as of Closing, of the representations of Seller contained in Section 11 hereof, and the performance by Seller, to the extent possible by the date of Closing, of the covenants contained in Section 11 hereof. It shall be a condition to Buyer's obligation to close with respect to the Property that, at the Closing, Seller shall deliver to Buyer a Certificate that shall confirm the truth and accuracy in all material respects, as of Closing, of Seller's representations contained in this Agreement, and the representations contained in such certificate, as well as any continuing obligations of Seller hereunder, shall survive the Closing for a period of twelve (12) months.

(c)	Other Conditions.

The other conditions to Buyer's obligation to close as set forth in Section 6(d), Section 7(a) (by the time specified), Section 15, Section 16, and elsewhere in this Agreement, including the performance by Seller of all its obligations hereunder in all material respects, being satisfied, including but not limited to Seller making the deliveries described in Section 12(b) hereof.

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(d) Estoppels.

The receipt by Buyer of the tenant, guarantor, property association and easement estoppel certificates described in Section 16(a) hereof.

11. Representations and Covenants of Seller.

Seller hereby makes the following representations and covenants to Buyer with regard to the Property, all of which representations and covenants shall be deemed remade as of the date of Closing and shall respectively survive the Closing for a period of twelve (12) months:

(a) As of the date hereof, (i) Seller is not aware of and has received no building code violation notices with respect to the Property (other than notices of violations which have been removed or corrected); and (ii) Seller is not aware of and has received no notices of any action or governmental proceeding in eminent domain, or for a zoning change, which would affect the Property; and (iii) Seller is not aware of any structural problems in the improvements constructed upon the Property, and the interior and exterior structures are in good condition and repair; and (iv) to the knowledge of Seller, the Property is ADA compliant; and (v) Seller is not aware of any litigation pending or threatened in regard to Seller or the Property.

(b) As of the date hereof, there are no leases or rental agreements affecting the Property other than as described upon the Rent Roll attached hereto as Exhibit “E,” and the Rent Roll is accurate in all material respects. As more fully set forth therein, the Leases require the tenants thereunder to pay a pro rata share of taxes, insurance and certain common area expenses, directly to Seller, as landlord under the Leases. The Leases do not grant any tenant a right to purchase all or any part of the Property. Between the date hereof and the earlier of the date of Closing or the termination of this Agreement, Seller shall not amend, modify or terminate the Leases, or enter into new leases for space at the Property; provided however, that Seller shall have the right to enter into leases in accordance with the ”Leasing Parameters” as defined in and in accordance with the terms of Section 15, hereof. As of the Effective Date, Seller is the holder of all of the landlord's right, title and interest in, to and under the Leases. Seller has not received, nor is Seller aware of, any claim from any tenant under the Leases alleging any type of default by the landlord under the Leases or demanding any work or payment from landlord.

(c) Except as may be disclosed in the Pre-Closing Deliveries, there are no persons employed by Seller in connection with the operation of the Property, and except as may be disclosed in the Pre-Closing Deliveries, there are no maintenance, advertising, management, leasing, employment, or service contracts affecting the Property that will be in effect at Closing unless expressly assumed in writing by Buyer. Otherwise, Seller shall terminate any such employee and any such (referenced in the immediately preceding sentence) contracts (not expressly assumed by Buyer) at or prior to Closing.

(d) That (i) Seller has the capacity and requisite authority to enter into and carry out this Agreement and the transactions contemplated hereby; (ii) Seller owns fee simple title to the Property subject to all matters of record; and (iii) no third party has any right to purchase all or any part of Property.

(e) Except as otherwise expressly provided herein, Seller shall not further encumber the Property or any of the improvements or personal property located thereon. Between the date of this Agreement and the earlier of the date of Closing or the termination of this Agreement, Seller shall not voluntarily create any exception to title to the Property.

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(f) To the best of Seller's knowledge, as of the date hereof, there is no suit, action or arbitration, or legal or other proceeding or governmental investigation, pending or threatened which affects the Property, or Seller, or Seller’s interest in the Property.

(g) To Seller's actual knowledge, as of the date hereof, there exists at the Property no violation of any applicable federal, state or local law, statute, ordinance, rule or regulation regulating the use, generation, storage, handling or disposal of any hazardous wastes, toxic, hazardous or dangerous substances or similar substances or materials defined as hazardous, toxic or environmentally unsafe under any of the aforesaid laws, statutes, ordinances, rules or regulations.

(h) Seller hereby agrees to indemnify, defend and hold harmless Buyer from and against any all claims, losses, costs and expenses arising in regard to any unpaid sales lien or bulk sales tax (or like-tax or imposition) owed (or to-be-owed with respect to Seller’s ownership of the Property or consummation of the transaction described herein) to the Commonwealth of Virginia Department of Revenue.

(i) Except as disclosed in writing (email delivery is sufficient) by Seller to Buyer within 3-days of the Effective Date, there exist no off-record development, cost-sharing, recapture or like-agreements burdening either Seller or the Property that will survive the Closing of the transactions described by this Agreement

(j) Seller represents and warrants that there are no claims for brokerage commissions, finders' fees, or similar compensation in connection with this Agreement or the Leases or any Property management agreement based on any arrangement or agreement entered into by Seller except as set forth in Section 14 hereof; and there are no such agreements which would be binding upon Buyer.

(k) Any management and brokerage agreements and tenant-in-common ownership agreements, and all-like agreements pertaining to the Property shall be terminated by Seller as of or prior to Closing at the sole cost and expense of Seller. No leasing commissions are payable upon the renewal of any Lease term.

(l) Prior to Closing, Seller covenants and agrees to cause the assignment of the Property roof, HVAC, elevator and other warranties from the warranty providers into the name of Buyer or its nominee, all at the sole cost and expense of Seller (i.e., fees as well as the cost of any corrective action enumerated by the warranty provider).

(m) Seller and each person or entity owning an interest in Seller is (1) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation, and (2) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (B) none of the funds or other assets of Seller constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (C) no Embargoed Person has any interest of any nature whatsoever in Seller (whether directly or indirectly), and (D) Seller has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including, but not limited to, the International Emergency Economic Powers Act, 40 U.S.C. §1701 et seq., The Trading with Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Seller is prohibited by law or Seller is in violation of law.

Seller shall deliver a certificate to Buyer at Closing updating and recertifying all of the foregoing representations and warranties to Buyer as of the Closing Date. All of the foregoing representations and warranties expressly shall survive the Closing for a period of 12-months from the date of Closing.

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Buyer acknowledges, represents and warrants that, except as expressly set forth in this Agreement including Section 15, hereof and with respect to any Pre-Closing Deliveries and Information supplied or made available by Seller, whether written or oral, pertaining to the Property, and any and all other matters concerning the conditions, suitability, integrity, marketability, compliance with law, or other attributes or aspects of the Property, or a part thereof, is furnished to Buyer solely as a courtesy; THE INFORMATION IS PROVIDED, AND THE PROPERTY IS PURCHASED, ON AN AS-IS-WHERE-IS BASIS AND, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER MAKES NO REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW OR OTHERWISE, INCLUDING, BUT IN NO WAY LIMITED TO, ANY WARRANTY OF CONDITIONS, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE AS TO THE INFORMATION OR THE PROPERTY; and no representations, whether written or oral, have been made by Seller, or its agents or employees, in order to induce Buyer to enter into this Agreement, except as expressly set forth herein. Without limiting the generality of the foregoing, Buyer acknowledges, warrants and represents to Seller that neither Seller nor its agents or employees have made any representations or statements, whether written or oral, to Buyer concerning the investment potential, operation or resale of the Property at any future date, at a profit or otherwise, nor has Seller or its agents or employees, rendered any advice or expressed any opinion to Buyer regarding any tax consequences or ownership of the Property.

12. Possession; Closing Documents.

(a) Possession. Full possession of the Property (subject to the rights of the tenants under the Leases, tenants under any leases approved by Buyer pursuant to the terms of Section 15, hereof, and any other Permitted Exceptions) shall be delivered to Buyer by Seller at Closing.

(b) Seller's Closing Documents. At Closing, Seller shall deliver, or cause to be delivered, to Buyer the following, each in form reasonably acceptable to Buyer:

(i) A Special Warranty Deed from Seller with regard to the Property (the “Deed”).

(ii) An Assignment of Leases executed by Seller and in the form of Exhibit “B” and relating to the Leases.

ARTICLE 1(iii) As to the Warranties and Guaranties (that are permitted to be assigned upon payment of a fee, or otherwise), copies thereof and an assignment executed by Seller of all of its right, title and interest in, to and under the same, and also the original transfer of the Warranties and Guaranties into the name of Buyer assented to in writing by the material and service providers at no cost or expense to Buyer.

(iv) All as-built plans and specifications, if any, relative to the Property in the possession or control of Seller.

(v) All certificates of occupancy, building permits and similar governmental approvals affecting the Property.

(vi) A Buyer-Seller Closing and Proration Statement conforming to the proration and other relevant provisions of this Agreement; and a Title Company Receipt and Disbursement Statement.

(vii) Letters to the tenants of the Property in the form attached hereto as Exhibit “I.”

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(viii) The tenant, guarantor, and easement and property association estoppel certificates required to be delivered pursuant to Subsection 16(a) hereof.

(xi)    Commonwealth of Virginia transfer tax (and city and county as applicable) and withholding filing forms.

(xii)   A Bill of Sale for the Personal Property described upon Schedule “2,” attached hereto.

(xiii) A Commonwealth of Virginia (Department of Revenue) Bulk Sale Stop Order (or its equivalent).

(xiv) Such other documents and instruments as may reasonably be required by Buyer and the Title Company and which may be necessary to consummate this transaction and otherwise to effect the agreements of the parties hereto.

(c) Buyer's Closing Documents.

At Closing, Buyer shall deliver, or cause to be delivered, to Seller, the following in form and substance reasonably acceptable to Seller:

(i) Cash on account of the Purchase Price (by wire transfer or other immediately available United States funds) as required by Section 3 above.

(ii) An Acceptance and Assumption of the Leases executed by Buyer and in the form of Exhibit “B” and relating to the Leases in effect at Closing.

(iii) An assumption by Buyer of the Warranties and Guaranties that are being assigned to Buyer.

(iv) A Buyer-Seller Closing and Proration Statement conforming to the proration and other relevant provisions of this Agreement; and a Title Company Receipt and Disbursement Statement.

(v) Such other documents and instruments as reasonably may be required by Seller and the Title Company and which may be necessary to consummate this transaction and otherwise to effect the agreements of the parties hereto.

13. Default.

(a) Seller Default Discovered Prior to Closing. If, on or before the date of Closing, (x) Buyer is or becomes aware that any of the representations and warranties made by Seller in this Agreement, or in any document or instrument executed by Seller and delivered to Buyer in connection with this Agreement or the Closing hereunder, including the representations made in Section 11 hereof, are not true and correct, or (y) Buyer is or becomes aware that there is any material inaccuracy in any, certifications, schedules, covenants or statements prepared and executed by Seller as part of the Pre-Closing Deliveries, or (z) Seller has failed to perform in any respect any of the covenants, agreements and indemnities contained herein or in any of the aforesaid other documents and instruments to be performed by him, her or it within the time for performance as specified herein (including Seller's obligation to close) or therein, then, provided Buyer has notified Seller in writing of same and Seller has failed to cure such condition or circumstance or non-performance within 5-days of receipt of such notice, Buyer's remedies on account of any such breach shall be to:

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(i) terminate this Agreement by delivering written notice of Buyer's election to terminate to Seller and Escrow Agent, in which event the Earnest Money (including all interest thereon) shall be returned immediately to Buyer and neither Seller nor Buyer shall have any further liability to the other except for the Post-Termination Obligations and further except that Seller will reimburse Buyer for all of its actual costs and expenses incurred in connection with its due diligence of the Property (including reasonable attorney’s fees)(not to exceed $75,000.00); or

(ii) file an action for specific performance of this Agreement to compel Seller to close, and Buyer shall be entitled to reimbursement for all of its costs and expenses of suit, including reasonable attorneys' fees.

(b) Buyer Default. In the event that Buyer shall have failed to close upon the acquisition of the Property when required to do so by the express terms of this Agreement, Seller's sole remedy on account thereof shall be to terminate this Agreement by delivering written notice of its election to so terminate to Buyer and Escrow Agent, in which event the Earnest Money (not including any interest thereon which shall be paid to Buyer) shall be paid to Seller as liquidated damages, it being understood that Seller's actual damages in the event of such default are difficult to ascertain and that such proceeds represent the parties' best current estimate of such damage, and thereupon neither party shall have any further obligation to the other under this Agreement.

14. Brokerage.

Seller and Buyer acknowledge that NAI Brannen Goddard (Fain Hicks) (the "Broker") has participated as a broker or consultant to Seller in this transaction. Seller shall pay a commission to Broker from the Closing Escrow pursuant to an agreement between Seller and Broker. In addition, at or prior to Closing, Seller shall either pay or credit Buyer in an amount equal to any and all leasing fees and commissions due and payable in connection with any Lease, including the extension thereof. Buyer and Seller each represent and warrant to the other that they have not otherwise dealt with any brokers, finders or intermediaries of any kind in connection with this transaction. Seller does hereby indemnify and agree to hold Buyer harmless from and against any and all causes, claims, demands, losses, liabilities, fees, commissions, settlements, judgments, damages, expenses and fees (including, without limitation, reasonable attorneys' fees and court costs) in connection with any claim for commissions, fees, compensation or other charges relating in any way to any Lease and this transaction, or the consummation thereof, which may be made by any person, firm or entity (including Broker ) as the result of any of Seller's acts or the acts of Seller's representatives, or as a result of Seller's breach of its representations to Buyer contained in this Section. Buyer does hereby indemnify and agree to hold Seller harmless from and against any and all causes, claims, demands, losses, liabilities, fees, commissions, settlements, judgments, damages, expenses and fees (including, without limitation, reasonable attorney's fees and court costs) in connection with any claim for commissions, fees, compensation or other charges relating in any way to this transaction, or the consummation thereof, which may be made by any person, firm, or entity (excluding Broker ) as the result of any of Buyer's acts or the acts of Buyer's representatives, or as a result of Buyer's breach of its representations to Seller contained in this Section. The obligations of Buyer and Seller under this Section 14 shall survive any termination of or Closing under this Agreement.

15. Buyer’s Condition Precedent as to Shopping Center Construction and Property Tenancies.

(a)              Seller shall have completed construction of the Shopping Center in compliance with laws and accordance with the plans and specifications approved by the tenants under Leases (as applicable by the terms of Leases) and the applicable governmental authority. Seller shall be responsible for one (1) year from the date of Closing and for one (1) year from the date of each Earnout Closing (defined below) for correction of all Property deficiencies and construction “call-backs,” at the sole cost and expense of Seller.

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(b)             Subject to the terms of Section 15(c) immediately below, satisfaction of the following described conditions as to Property tenancies are conditions precedent to the obligation of Buyer to close upon the acquisition of the Property. As of the date of Closing (collectively, the “Tenant Occupancy Conditions”) except as to the Earnout Space, (i) the Property shall be no less than 100% (based upon gross leasable area) leased to tenants under the Leases with each tenant in, open and operating for business to the public in full possession of its respective demised premises and paying full rent and reimbursable expenses current as of the date of Closing (except for such rent concession to be credited to Buyer under Section 8(g) hereof), pursuant to the Rent Roll attached hereto as Exhibit E, and (ii) all tenant improvement allowances, tenant concessions, and leasing commissions for any tenant lease shall have been fully paid and discharged (or credited to Buyer at Closing), and (iii) there shall not then exist any material default under any Lease either on the part of Seller, as landlord, or any tenant under the Leases or any guarantor under any Lease or guaranty, each tenant shall have accepted its demised premises without exception, and (iv) Seller shall have fully-satisfied the documentation delivery requirements described by each Lease, and (v) Buyer shall have received a final certificate of occupancy for each Property demised premises.

(c)              Subject to the terms of this Agreement, Buyer otherwise agrees to close upon the acquisition of the Property if, as of Closing, the Property then has up to (but not more than) fifteen percent (15%) of the Property gross leasable area (e.g., 10,131 square feet of gross leasable area) not satisfying the Tenant Occupancy Conditions (the “Earnout Space”). At Closing, the Purchase Price to be paid will be equal to the value calculated in accordance with the following described Purchase Price earnout formula: take the actual annual base minimum rent payable by tenants under the Leases satisfying the Tenant Occupancy Conditions as of Closing, subtract the amount, if any, by which the pass-through amount paid by any tenant under the Leases is less than 100% of such tenant’s proportionate share; i.e.; slippage, and then divide that amount by a base rent divider of 7.3052%. The “Earnout Purchase Price” shall be equal to the sum obtained by subtracting the Purchase Price paid at Closing (in accordance with the calculation above) from $20,038,333.00.

Seller shall have 18-months following the date of Closing (the “Earnout Period”) to receive the Earnout Purchase Price at one or more “Earnout Closing(s)” provided Seller is successful in the leasing of the Earnout Space and each tenant shall have satisfied the Tenant Occupancy Conditions no later than the expiration of the Earnout Period. Buyer shall have the right to reasonably approve of each lease for the Earnout Space in accordance with the Leasing Parameters, attached hereto as Exhibit “J,” and made a part hereof. Seller shall have sole responsibility at its sole cost and expense for leasing out and paying all costs related to placing tenants into the Earnout Space (and to the extent such costs and expenses are not fully-paid and satisfied as of the date of an Earnout Closing, such amounts shall be credited to Buyer against the Earnout Purchase Price). An Earnout Closing shall occur upon satisfaction of the Tenant Occupancy Conditions for all or part of the Earnout Space on the date which is 10-business days after written notice thereof by Seller to Buyer (the “Closing Notice”).

Seller hereby acknowledges and agrees that the last day of the Earnout Period is a “hard date” and if the Tenant Occupancy Conditions are not satisfied by the expiration of the Earnout Period, with Seller having delivered to Buyer the Closing Notice by the last day of the Earnout Period, Seller shall thereafter forever relinquish and waive any right to receive payment of any portion of the Earnout Purchase Price then not paid.

During the Earnout Period, Seller shall be responsible for payment to Buyer, on a monthly basis in advance, for all CAM, tax and insurance on a prorata basis for the Earnout Space until the first to occur of an Earnout Closing for such space and the expiration of the Earnout Period.

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Seller shall be responsible for the cost and expense required to construct and place the Earnout Space into vanilla-box rentable condition in compliance with laws. In addition, at Closing, Seller shall place into escrow (from Seller’s net proceeds of sale) with the Title Company, cash in the amount equal to $15.00 per square foot of Earnout Space for tenant improvements and $3.00 per square foot of Earnout Space for leasing commissions. Subject to the terms hereof, this escrow may be used by Seller on a prorata basis as Seller continues to lease the Earnout Space. However, upon the expiration of the Earnout Period, the then existing balance of the escrow shall be released to Buyer with regard to any Earnout Space which remains vacant or at the expiration of the Earnout Period or is occupied by one or more tenants not then satisfying the Tenant Occupancy Conditions.

If Buyer has not previously acquired the Triangle Piece, then as a condition precedent to the Earnout Closing, Buyer shall acquire the Triangle Piece in accordance with the provisions hereof, as if the Triangle Piece were the Property. All Earnout Closings must comply with all of the terms, requirements and conditions contained in this entire agreement.

The Purchase Price of Twenty Million Thirty Eight Thousand Three Hundred Thirty Three and no/100 Dollars ($20,038,333.00), is the maximum Purchase Price subject to the following: so long as the base rent being paid at Closing by each tenant under Leases satisfying the Tenant Occupancy Conditions as of Closing, the Earnout Purchase Price may increase by up to ten percent (10%) based upon base rental rates achieved in regard to the leases for the Earnout Space when taken as a whole.

16. Seller's Obligations Regarding the Leases

(a) It shall be a condition precedent to Buyer's obligation to close with respect to the Property that as of or prior to Closing there shall not be a material default by either Seller, as landlord, or any tenant under a Lease, in the performance of the respective obligations thereunder; and on or prior to ten (10) days before the date of Closing under this Agreement, Buyer shall have received: (i) an estoppel certificate, in form and substance reasonably acceptable to Buyer, from each tenant and from each guarantor required under the terms of its Lease to deliver an estoppel at the Property, substantially in the form of Exhibit “C,” with non-material changes thereto, or in another form reasonably acceptable to Buyer); and (ii) an easement estoppel certificate substantially in the form of Exhibit “D,” from each party to any reciprocal easement agreement, property association or like-agreement affecting the Property. Buyer agrees to submit estoppel certificate forms substantially in the form of the guarantor estoppels as set forth in Exhibit “C” to all guarantors of Leases for their consideration, regardless of whether such guarantors are required under applicable Leases or guarantors thereof to issue such estoppels. Buyer shall also have the right to contact any tenant, guarantor or easement or property association party if such tenant or easement or association party does not deliver an estoppel certificate or if the estoppel certificate delivered by such tenant, guarantor or easement or property association party contains material changes to the required form. Seller shall use its best efforts to resolve material changes between the estoppel certificate furnished to each tenant, guarantor and easement or property association party and the estoppel certificate received from any tenant, guarantor and easement or property association party.

(b) Between the date of this Agreement and the earlier of the Closing or the termination of this Agreement, Seller shall not be permitted to amend, modify or terminate any Lease affecting all or any portion of the Property, or to enter into new leases of space at the Property, without first obtaining Buyer's prior written approval.

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17. Indemnity.

From and after the date of Closing, (a) Seller agrees to indemnify, protect, defend and hold Buyer, its directors, officers, employees, partners, lenders and agents harmless from and against all claims, actions, losses, damages, costs and expenses, including, but not limited to, reasonable attorney’s fees and court costs and liabilities (except those caused solely by the willful misconduct or grossly negligent acts or omissions of Buyer or its directors, officers, employees, partners, lenders and agents), arising out of the ownership and operation of the Property prior to the date of Closing, whether arising in contract, tort, or related to the actual or alleged injury to, or death of, any person or loss of or damage to property in or upon the Property; and (b) Buyer agrees to indemnify, protect, defend and hold Seller, its directors, officers, partners, employees, lenders and agents harmless from and against all claims, actions, losses, damages, costs and expenses, including, but not limited to, reasonable attorney’s fees and court costs and liabilities (except those caused solely by the willful misconduct or grossly negligent acts or omissions of Seller or its directors, officers, partners, employees, lenders and agents), arising out of the ownership and operation of the Property by Buyer from and after the date of Closing, whether arising in contract, tort, or related to the actual or alleged injury to, or death of, any person or loss of or damage to property in or upon the Property.

18. Miscellaneous

(a) All notices, consents and approvals required by this Agreement shall be either: (i) personally delivered; or (ii) sent via facsimile transmission; or (iii) sent by overnight courier for next-business day delivery via Federal Express, UPS, Purolator or another national reputable courier. Said notices, consents and approvals shall be deemed received on the date the same are actually received or delivery thereof is refused. Said notices, consents and approvals shall be sent to the parties hereto at the following addresses, unless otherwise notified in writing:

To Seller:	Lakeside Crossing Lynchburg, LLC 5 SW Broad Street Suite B Fairburn, Georgia 30213 Attn: Stephen J. Collins Facsimile: (770) 692-8302

Copy to:	Jeffrey F. Montgomery, Esq. Cushing, Morris, Armbruster & Montgomery, LLP 191 Peachtree Street, NE Suite 4500 Atlanta, Georgia 30303 Facsimile: (404) 537-5974

To Buyer:	Inland Real Estate Acquisitions, Inc. 2901 Butterfield Road Oak Brook, Illinois 60523 Attn: Mark J. Cosenza, Vice President Facsimile: 630-218-4925

Copy to:	The Inland Real Estate Group, Inc. 2901 Butterfield Road Oak Brook, Illinois 60523 Attn: Robert Baum, General Counsel Facsimile: 630-218-4900 and 630-571-2360

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(b) Waiver of Jury Trial.

Each of Seller and Buyer hereby expressly waives any right to trial by jury of any claim, demand, action or cause of action (i) arising under this Agreement or any other instrument executed or delivered in connection herewith or (ii) in any way connected with or related or incidental to its dealings with respect to this Agreement or any other instrument executed or delivered in connection herewith, or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether sounding in contract or tort or otherwise; and each of Seller and Buyer hereby agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury.

(c) Entire Agreement and Amendments.

This Agreement, together with any Exhibits referred to herein, constitutes the entire understanding between the parties hereto and supersedes any and all prior arrangements or understandings between the parties. This Agreement can be amended only by a writing signed by Buyer and Seller.

(d) Exhibits.

All exhibits attached hereto are hereby incorporated by reference.

(e) Insurance; Destruction of Improvements.

Between the date of this Agreement and the earlier of the date of Closing or the termination of this Agreement, Seller agrees to maintain with respect to the Property casualty insurance with replacement cost and agreed amount coverage.

If prior to Closing all or any part of the Property is destroyed or damaged or is taken by condemnation, eminent domain or other governmental acquisition provisions, then the following procedures shall apply:

(i)	If the cost of repair or replacement or the value of the governmental taking is Two Hundred Fifty Thousand Dollars ($250,000.00) or less in the reasonable opinion of Buyer's and Seller's respective independent engineering consultants, and the Leases are not terminable on account thereof (assuming any necessary repairs, replacements or alterations required under the Leases are diligently pursued by Seller as the landlord thereunder) or, if any Lease is so terminable, the tenant under such Lease has waived its termination right and no abatement of rent occurs as a result of the damage, destruction or condemnation, Buyer shall close and take the Property as diminished by such events with no reduction in the Purchase Price, and Seller shall pay to Buyer the amount of any deductible and assign the right to all casualty insurance and condemnation proceeds due with respect to such destruction, damage or taking to Buyer, as well as the proceeds and benefits under any rent loss or business interruption policies attributable to the period following the Closing.
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(ii)	If the cost of repair or replacement or the value of the governmental taking is greater than Two Hundred Fifty Thousand Dollars ($250,000.00) in the reasonable opinion of Buyer's and Seller's respective independent engineering consultants, or any Lease is terminable on account thereof (assuming any necessary repairs, replacements or alterations required under the Leases are diligently pursued by the landlord thereunder) and the tenant under such Lease has not waived its termination rights, or if an abatement of rent occurs as a result of the damage, destruction or condemnation, then Buyer, at its sole option, may elect either to (x) terminate this Agreement by written notice to Seller and Escrow Agent and receive an immediate return of the Earnest Money (and all interest thereon), as the case may be, and neither party shall have any further liability to the other hereunder except for the Post-Termination Obligations; or (y) accept an assignment of Seller's rights to all casualty insurance and condemnation proceeds with respect thereto with no reduction in the Purchase Price (together with payment by Seller to Buyer of its insurance policy deductible), it being understood and agreed that, in such event, Seller shall cooperate with Buyer in the adjustment and settlement of the insurance or condemnation claim. The proceeds and benefits under any rent loss or business interruption policies attributable to the period following the Closing and deductibles shall likewise, to the extent the same are assignable, be transferred and paid over to Buyer.

(iii)	In the event of a dispute between Seller and Buyer with respect to the cost of repair, restoration or replacement with respect to the matters set forth in this Section 18(e), an independent engineer designated by Seller and an independent engineer designated by Buyer shall select an independent engineer licensed to practice in the jurisdiction where such Property is located who shall resolve such dispute. All fees, costs and expenses of the engineer so selected shall be shared equally by Buyer and Seller.

(f) Time of the Essence.

Time is of the essence in connection with all dates or periods of time referred to herein.

(g) Choice of Law.

This Agreement is to be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia.

(h) Successors and Assigns.

The provisions and covenants contained herein shall inure to and be binding upon the heirs, successors and assigns of the parties hereto. Buyer shall be permitted, without Seller's consent, to assign its rights, privileges, duties and obligations under this Agreement to an entity which is an affiliate of Buyer. Promptly following, and as a condition to, any assignment by Buyer permitted under this Section 18(h), Buyer shall deliver to Seller an assumption by the assignee of all of Buyer's duties and obligations under this Agreement. In the event Buyer assigns its rights and obligations under this Agreement, the liability of Buyer shall in no way be affected and the liability of Buyer for the representations, warranties and covenants made by Buyer herein shall continue as though no such assignment had been made. In the event Seller assigns its rights and obligations under this Agreement, the liability of Seller shall in no way be affected and the liability of the Seller for the representations, warranties and covenants made by the Seller herein shall continue as though no such assignment had been made.

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(i) Section Headings.

The headings of the Sections of this Agreement are inserted solely for convenience of reference, and are not intended to govern, limit or aid in the construction of any term or provision hereof.

(j) Waiver.

No claim of waiver, consent or acquiescence with respect to any provision of this Agreement shall be made against either party except on the basis of a written instrument executed by or on behalf of such party. The party for whose benefit a condition is herein inserted shall have the unilateral right to waive such condition.

(k)	Further Actions.

Each of Buyer and Seller agrees to execute such further documents, and take such further actions, as may reasonably be required to carry out the provisions of this Agreement, or any agreement or document relating hereto or entered into in connection herewith. In addition, each of Buyer and Seller agrees to use reasonable efforts (not including, without limitation, the prosecution of any litigation or other actions outside of the ordinary course of business) to cause any conditions to its obligation to close to be satisfied.

(l) Neutral Construction.

Each of the parties hereto has been involved in the negotiation, review, and execution of this Agreement and each has had the opportunity to receive independent legal advice from attorneys of its choice with respect to the advisability of making and executing this Agreement. In the event of any dispute or controversy regarding this Agreement, the parties hereto shall be considered to be the joint authors of this Agreement and no provision of this Agreement shall be interpreted against a party hereto because of authorship.

(m) Tax Free Exchange. Each party hereby agrees to take reasonable actions at and in advance of Closing as are reasonably necessary to help the other to effectuate a like-kind exchange of the Property pursuant to Section 1031 of Internal Revenue Code (the “Code”). Provided, however, that in no event shall the non-requesting party be required to take title to any other real property, nor to incur any additional expenses or liability in order to effectuate the like-kind exchange. In addition, the Closing shall not be delayed by the requesting party. The requesting party agrees to indemnify, defend and hold the non-requesting party harmless from and against any and all costs, expenses, claims and other liabilities of any kind arising with regard to the effectuation of the tax free exchange requested by the requesting party as described herein. Notwithstanding anything to the contrary provided herein, the non-requesting party makes no representations or warranties as to the tax treatment of the transaction contemplated hereby or the ability of the transaction contemplated to qualify for like-kind exchange treatment pursuant to Section 1031 of the Code. In the event both parties desire to effectuate a like-kind exchange as described herein, each party shall pay any and all costs associated with their respective transactions

(n) Survival. The terms of this Agreement shall survive (unless a shorter period of survival is expressly stated) for one (1) year from the date of Closing.

Please see following page for signatures

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IN WITNESS WHEREOF, Seller and Buyer have executed this document as of the day and year first hereinabove written.

BUYER:	INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

	By:	/s/ Mark J. Consenza
Mark J. Cosenza, Vice President

Date of Offer by Buyer: October 4, 2013

SELLER:	LAKESIDE CROSSING LYNCHBURG, LLC, a Georgia limited liability company

LAKESIDE CROSSING LYNCHBURG MANAGER, LLC, a Georgia limited liability company, the Manager

	By:	/s/ Stephen J. Collins
Stephen J. Collins, Manager

Date of Acceptance by Seller: October 4, 2013

Schedule “2” Personal Property

Schedule “3” Scheduled Exceptions

Exhibit “A-1” Property Legal Description

Exhibit “A-2” Triangle Piece Depiction

Exhibit “B” Assignment of Leases

Exhibit “C” Tenant and Guarantor form of Estoppel Certificate

Exhibit “D” Easement Estoppel Certificate

Exhibit “E” Rent Roll

Exhibit “F” Due Diligence Checklist

Exhibit “G” JV Terms

Exhibit “H” Surveyor’s Certification

Exhibit “I” Tenant Letter

Exhibit “J” Leasing Parameters

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Schedule 2

Personal Property

Schedule 3

Scheduled Exceptions

The Land

The Triangle Piece

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EXHIBIT A-1

Legal Description

ALL THAT TRACT OR PARCEL of land lying and being in the City of Lynchburg, Virginia, and being more particularly described as follows:

BEGINNING AT A VIRGINIA DEPARTMENT OF HIGHWAYS AND TRANSPORTATION CONCRETE MONUMENT FOUND, SAID MONUMENT BEING LOCATED AT THE INTERSECTION OF THE EASTERLY RIGHT OF WAY LINE OF OLD FOREST ROAD AND THE SOUTHERLY RIGHT OF WAY LINE OF WHITEHALL ROAD, THENCE ALONG THE SOUTHERLY RIGHT OF WAY LINE OF WHITEHALL ROAD THE FOLLOWING COURSES, NORTH 61 DEGREES 45 MINUTES 36 SECONDS EAST 22.16 FEET TO A VIRGINIA DEPARTMENT OF TRANSPORTATION CONCRETE MONUMENT FOUND, NORTH 82 DEGREES 34 MINUTES 23 SECONDS EAST 21.33 FEET TO A 5/8 INCH REBAR FOUND, SOUTH 71 DEGREES 46 MINUTES 14 SECONDS EAST 147.22 FEET TO A 5/8 INCH REBAR FOUND; THENCE LEAVING SOUTHERLY RIGHT OF WAY LINE OF WHITEHALL ROAD SOUTH 22 DEGREES 39 MINUTES 36 SECONDS WEST 100.47 FEET TO A 1/2 INCH REBAR FOUND, SAID REBAR BEING AT A 3/4 INCH PIPE FOUND; THENCE SOUTH 71 DEGREES 52 MINUTES 35 SECONDS EAST 79.74 FEET TO A 1/2 INCH REBAR FOUND, SAID REBAR BEING AT A 5/8 INCH PIPE FOUND; THENCE NORTH 17 DEGREES 12 MINUTES 40 SECONDS EAST 35.37 FEET TO A VIRGINIA DEPARTMENT OF HIGHWAYS CONCRETE MONUMENT FOUND; THENCE NORTH 25 DEGREES 24 MINUTES 55 SECONDS EAST 64.89 FEET TO A 1/2 INCH REBAR SET; THENCE SOUTH 71 DEGREES 08 MINUTES 22 SECONDS EAST 483.21 FEET TO A 1/2 INCH REBAR SET; THENCE SOUTH 07 DEGREES 44 MINUTES 41 SECONDS EAST 166.65 FEET TO A 1/2 INCH REBAR SET; THENCE SOUTH 30 DEGREES 40 MINUTES 32 SECONDS WEST 46.62 FEET TO A 1/2 INCH REBAR SET; THENCE SOUTH 75 DEGREES 40 MINUTES 32 SECONDS WEST 660.72 FEET TO A MAG NAIL SET IN CONCRETE DITCH; THENCE NORTH 59 DEGREES 52 MINUTES 13 SECONDS WEST 51.22 FEET TO A MAG NAIL SET IN PAVEMENT; THENCE NORTH 67 DEGREES 45 MINUTES 03 SECONDS EAST 93.40 FEET TO A MAG NAIL SET IN PAVEMENT; NORTH 11 DEGREES 56 MINUTES 57 SECONDS EAST 117.47 FEET TO A VIRGINIA DEPARTMENT OF HIGHWAYS CONCRETE MONUMENT FOUND, SAID MONUMENT HAVING A BROKEN TOP; THENCE NORTH 17 DEGREES 12 MINUTES 40 SECONDS EAST 8.91 FEET TO A 1/2 INCH REBAR SET; THENCE NORTH 72 DEGREES 04 MINUTES 21 SECONDS WEST 177.67 FEET TO A 5/8 INCH REBAR FOUND IN THE EASTERLY RIGHT OF WAY OF OLD FOREST ROAD; THENCE ALONG SAID LINE ALONG A CURVE TO THE RIGHT HAVING A CENTRAL ANGLE OF 19 DEGREES 01 MINUTES 59 SECONDS, A LENGTH OF 272.01 FEET, A RADIUS OF 818.83, A CHORD OF 270.76 AND A CHORD BEARING OF NORTH 02 DEGREES O4 MINUTES 00 SECONDS EAST TO A 1/2 INCH REBAR SET; THENCE ALONG A CURVE TO THE RIGHT HAVING A CENTRAL ANGLE OF 5 DEGREES 16 MINUTES 31 SECONDS, A LENGTH OF 75.39 FEET, A RADIUS OF 818.83, A CHORD OF 75.36 FEET AND A CHORD BEARING OF NORTH 14 DEGREES 13 MINUTES 15 SECONDS EAST TO THE POINT OF BEGINNING AND CONTAINING APPROXIMATELY 6.371 ACRES; according to ALTA/ACSM Land Title Survey of “Property of City of Lynchburg at Intersection Lakeside Drive, Old Forest Road, Whitehall Road & Route 501, City of Lynchburg, Virginia,” dated October 15, 2012, prepared by Piedmont Surveyors PLLC, under the seal and certification of Michael W. Cassidy, Virginia Licensed Surveyor No. 2396, and under Project No. 2012-367, which survey is incorporated herein and made a part hereof by reference.

TOGETHER WITH those easement rights accruing under that certain Construction Easement, Parking Easement and Sightline Restriction Agreement by and between Lakeside Crossing Lynchburg, LLC, a Georgia limited liability company, and W. Earle Betts III, a Virginia resident, dated as of September 19, 2012, and recorded as Instrument No. 120007077, City of Lynchburg, Virginia Records.

Property Address:

P.I.N.:

EXHIBIT A-2

Triangle Piece Depiction

EXHIBIT B

ASSIGNMENT OF LEASES

For and in consideration of Ten Dollars ($10.00) in hand paid, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Lakeside Crossing Lynchburg, LLC

(“Seller”) (collectively, "Assignor"), hereby assigns to _____________________________ ("Assignee") and its successors or assigns, all of Assignor's right, title and interest in, to and under those certain leases described on Exhibit ____ attached hereto and made a part hereof (the “Leases”), which Leases relates to that certain real Property legally described on Exhibit ____ attached hereto and made a part hereof. Assignor shall remain responsible and liable for all liabilities and expenses and landlord obligations relating to the Leases which occurred and accrued prior to the date of this Assignment. From and after the date hereof, (a) Seller agrees to indemnify, protect, defend and hold Buyer and Assignee, its respective directors, officers, employees, partners, lenders and agents harmless from and against all claims, actions, losses, damages, costs and expenses, including, but not limited to, reasonable attorney’s fees and court costs and liabilities (except those caused solely by the willful misconduct or negligent acts or omissions of Buyer and Assignee or its respective directors, officers, employees, partners, lenders and agents), arising out of the ownership and operation of the Property prior to the date of Closing, whether arising in contract, tort, or related to the actual or alleged injury to, or death of, any person or loss of or damage to property in or upon the Property; and (b) Buyer and Assignee agrees to indemnify, protect, defend and hold Seller, its directors, officers, partners, employees, lenders and agents harmless from and against all claims, actions, losses, damages, costs and expenses, including, but not limited to, reasonable attorney’s fees and court costs and liabilities (except those caused solely by the willful misconduct or negligent acts or omissions of Seller or its directors, officers, partners, employees, lenders and agents), arising out of the ownership and operation of the Property by Assignee from and after the date of Closing, whether arising in contract, tort, or related to the actual or alleged injury to, or death of, any person or loss of or damage to property in or upon the Property.

IN WITNESS WHEREOF, Assignor has executed and delivered this Assignment of Leases as of the day of October, 2013.

ASSIGNOR:	LAKESIDE CROSSING LYNCHBURG, LLC, a Georgia limited liability company

LAKESIDE CROSSING LYNCHBURG MANAGER, LLC, a Georgia limited liability company, the Manager

By:
Stephen J. Collins, Manager

ACCEPTANCE AND ASSUMPTION

The undersigned, _______________________________, and its successors or assigns, and the Assignee under the foregoing Assignment of Leases, hereby accepts such assignment and assumes all obligations of the landlord under the Leases arising on or after the date of this Acceptance and Assumption.

The undersigned represents and warrants to the Assignor under the foregoing Assignment of Leases that it is authorized to execute this Acceptance and Assumption and that this Acceptance and Assumption shall be binding upon, and shall constitute the enforceable obligation of ________________ _________________, and its successors or assigns.

IN WITNESS WHEREOF, the undersigned Assignee has executed and delivered this Acceptance and Assumption as of the day of , 2013.

By:
Its:

EXHIBIT C

Tenant Estoppel Certificate Form - General

To:   Inland Real Estate Acquisitions, Inc., and

Inland _________________ _______, _______ (insert Inland nominee entity),

and its lenders, successors and assigns (“Buyer”)

2901 Butterfield Road

Oak Brook, Illinois 60523

Attention: ____________________

Re:	Lease Agreement dated and amended (“Lease”), between as “Landlord”, and , as “Tenant”, guaranteed by (“Guarantor”) for leased premises known as (the “Premises”) of the property commonly known as (the “Property”).

1.	Tenant hereby certifies that the following represents with respect to the Lease are accurate and complete as of the date hereof.

a. Dates of all amendments, letter

agreements, modifications and waivers

related to the Lease

b. Commencement Date

c. Expiration Date

d. Current Annual Base Rent

Adjustment Date Rental Amount

e. Fixed or CPI Rent Increases

f. Square Footage of Premises

g. Security Deposit Paid to Landlord

h. Renewal Options Additional Terms for

________ years at $ per year

i. Termination Options Termination Date ______________

Fees Payable _________________

2. Tenant further certifies to Buyer that:

a.	the Lease is presently in full force and effect and represents the entire agreement between Tenant and Landlord with respect to the Premises;
b.	the Lease has not been assigned and the Premises have not been sublet by Tenant;
c.	Tenant has accepted and is occupying the Premises, all construction required by the Lease has been completed and any payments, credits or abatements required to be given by Landlord to Tenant have been given;
d.	Tenant is open for business or is operating its business at the Premises;
e.	no installment of rent or other charges under the Lease other than current monthly rent has been paid more than 30 days in advance and Tenant is not in arrears on any rental payment or other charges;
f.	Landlord has no obligation to segregate the security deposit or to pay interest thereon;
g.	Landlord is not in default under the Lease and no event has occurred which, with the giving of notice or passage of time, or both, could result in a default by Landlord;
h.	Tenant is not aware of any existing defenses, offsets, liens, claims or credits against the payment obligations under the Lease;
i.	except as otherwise set forth in the Lease, Tenant has not been granted any options or rights to terminate the Lease earlier than the Expiration Date (except as stated in paragraph 1(i));
j.	Tenant has not been granted any options or rights of first refusal to purchase the Premises or the Property;
k.	Tenant has not received notice of violation of any federal, state, county or municipal laws, regulations, ordinances, orders or directives relating to the use or condition of the Premises or the Property;
l.	no hazardous wastes or toxic substances, as defined by all applicable federal, state or local statutes, rules or regulations have been disposed, stored or treated on or about the Premises or the Property by Tenant;
m.	Tenant has not received any notice of a prior sale, transfer, assignment, pledge or other hypothecation of the Premises or the Lease or of the rents provided for therein;
n.	Tenant has not filed, and is not currently the subject of any filing, voluntary or to its knowledge involuntary, for bankruptcy or reorganization under any applicable bankruptcy or creditors rights laws;
o.	the Lease does not give the Tenant any operating exclusives for the Property;
p.	Tenant is not affiliated with Seller in any way or manner through common ownership or control; and
q.	Rent has been paid through ______ __, 2013.

3.	This certification is made with the knowledge that Buyer is about to acquire title to the Property and obtain financing which shall be secured by a deed of trust (or mortgage), security agreement and assignment of rents, leases and contracts upon the property. Tenant acknowledges that Buyer’s interest in the Lease (as landlord) will be assigned to a lender as security for the loan. All rent payments under the Lease shall continue to be paid to landlord in accordance with the terms of the Lease until Tenant is notified otherwise in writing by Buyer’s lender or its successors and assigns. Tenant further acknowledges and agrees that Buyer (including its lender), their respective successors and assigns shall have the right to rely on the information contained in this Certificate. The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of Tenant.

[TENANT]
By:
Its:
Date:	, 2013

GUARANTOR ESTOPPEL CERTIFICATE

Date: , 2013

To: _____________

Inland Real Estate Acquisitions, Inc., and

Inland _______________ ______, ________ (insert Inland nominee entity),

and its lenders, successors and assigns (“Buyer”)

2901 Butterfield Road

Oak Brook, Illinois 60523

Attention: __________________________

Re: Guaranty Agreement dated (“Guaranty of Lease”) pertaining to that certain lease dated between as Landlord and as Tenant for leased premises known as (the “Premises”) located at the property commonly known as (the “Property”).

1.	Guarantor certifies to Lender and Buyer that: (a) the Guaranty of Lease has been properly executed by Guarantor and is presently in full force and effect without amendment or modification except as noted above; (b) Guarantor has no existing defenses, offsets, liens, claims or credits against the obligations under the Guaranty of Lease.

2.	This certification is made with the knowledge that Buyer is about to acquire title to the Property and a lender is about to provide Buyer with financing which shall be secured by a deed of trust (or mortgage), security agreement and assignment of rents, leases and contracts upon the Property. Guarantor further acknowledges and agrees that Buyer and its lender and their respective successors and assigns shall have the right to rely on the information contained in this Certificate.

3.	The undersigned is authorized to execute this Guarantor Estoppel Certificate on behalf of Guarantor.

[GUARANTOR]

By:

EXHIBIT D

EASEMENT AND PROPERTY

ASSOCIATION ESTOPPEL CERTIFICATE

The undersigned ________________, a __________ corporation (“______”), is a party to the ____________________ (easement - association) recorded on ____________ ____, _____ in Book _____, Page _____ of the Public Records of ______ County, _____ (the “Easement or Property Association”), between and among ______, _________________________, a ____________ (“Seller”), and _____________________, a __________ (corporation) (“______”), with respect to the _______________________ building located in ________, _______ (the “Property”). __________ has been advised that Seller is in process of selling its interest in the Property to ______ (entity) having a notice address of _____________________, _________, ______________, Attention: _____________ (together with its lender, and successors and assigns, collectively referred to herein as “Buyer”). ____________ hereby states to Buyer as follows:

1. The Easement or Property Association has not been amended and is in full force and effect.

2. _______ has neither given nor received any notice of default with respect to the Easement or Property Association. To the best of ____________’s knowledge (whereby knowledge shall be limited to the party signing this Easement and Property Association Estoppel Certificate on behalf of ________), neither ________ nor any other party is in default under the Easement or Property Association.

3.      As provided under Section ___ of the ______________Easement or Property Association, ________ acknowledges and agrees that, upon its acquisition of Seller’s interest in the Property, Buyer shall be entitled to all of the benefits, rights, privileges and burdens of Seller under the Easement or Property Association.

4.      The gross leasable area of the undersigned’s building is ___________________.

5.      ________’s last contribution for common area maintenance costs and expenses was for the month of _______, 2013 in the amount of $ ___________.

This Easement and Property Association Estoppel Certificate does not (a) constitute a waiver of any rights ________ may have under the Easement or Property Association, or (b) modify, alter, or change any of the terms or conditions of the Easement or Property Association.

No officer or employee signing this Easement and Property Association Estoppel Certificate on behalf of ________ shall have any liability as a result of having given this statement.

Dated as of , 2013.

_____________________________

a _________

By:

As Its:

EXHIBIT E

Rent Roll

EXHIBIT F

__________________________

DUE DILIGENCE CHECKLIST

INLAND PROPERTY MANAGEMENT

DUE DILIGENCE CHECKLIST

See the final paragraph of Section 5 of the Agreement of Purchase and Sale of Shopping Center to which the Exhibit is attached for a note regarding availability of the due diligence items described below.

EXHIBIT G

JV Terms

Inland would own the A class of shares.

Seller would own the B class of shares.

The B class of share would have the right to receive the Investor Preferred Return and the right to receive a return of its invested capital at any time after the first anniversary after the date of Closing.

Inland Preferred Return: A per annum rate equal to (x) 15% per annum, compounded monthly, for the period beginning on the date hereof and ending on the date that is five (5) years after the date hereof and (y) 20% per annum, compounded monthly, from and after the date that is five (5) years after the date hereof, on Inland’s Invested Capital as adjusted from time to time, provided, however, that such rate shall be prorated for each Fiscal Year of the Company which is less than twelve (12) full months.

Investor Preferred Return: A per annum rate equal to three and one half percent (3.5%) per annum, compounded monthly, on an Investor’s Invested Capital as adjusted from time to time, provided, however, that such rate shall be prorated for each Fiscal Year of the Company which is less than twelve (12) full months.

The Managing Member of the LLC shall have the authority to finance the Property at any time on terms that are acceptable to the Managing Member.

At any time after the 1st anniversary of the date of Closing, the Managing Member shall have the right to sell the Property on terms acceptable to the Managing Member.

At any time after the 1st anniversary of the date of Closing the Managing Member shall have the right to call the interest of the Investor to be paid at par plus any accrued and unpaid Investor Preferred return.

EXHIBIT H

SURVEYOR’S CERTIFICATION (2011 Standards)

To Inland Real Estate Acquisitions, Inc., Inland _____________, L.L.C., ____________________ (Lender) and their respective nominees, successors and assigns, and Chicago Title Insurance Company:

This is to certify that this map or plat, and the survey on which it is based was made in accordance with the 2011 Minimum Standard Detail Requirements For ALTA/ACSM Land Title Surveys jointly established and adopted by ALTA and NSPS in 2011 and includes items 1, 2, 3, 4, 6(b), 7(a), 7(b)(1), 7(c), 8, 9, 11(a), 13, 14, 16, 17, 18, 19 and 20(a) of Table A thereof. The field work was completed on _________________.

Date of Plat or Map: ____________, 2013

SURVEYOR’S SIGNATURE, PRINTED NAME AND SEAL, WITH REGISTRATION/LICENSE NUMBER

Signature:

Printed Name:

Registration/License No.

PLACE SEAL HERE

EXHIBIT I

TENANT LETTER

(Landlord Letterhead)

_____ ___, 2013

Insert Tenant Name

Insert Tenant Address

Re:	The lease dated _________________ (collectively, with any and all amendments thereto, the "Lease") between _________________ as tenant (“Tenant”) and ________ as landlord ("Landlord") for property located at __________ (the “Property”)

Dear Tenant:

Please be advised that the Property, subject to the above-referenced Lease, has been sold as of _____ ____, 2013 to (Entity). (Entity) has hired _______________ Management as its managing agent for the Property. Effective immediately, all rent payments pursuant to the Lease should be made payable to _______________ Management and sent to the following address:

_________________________ #__(property number)

__________

__________

__________, _______ __________

In addition, all notices and other communications provided by Tenant under the Lease should be sent to (Entity) at the following address:

___________________________

c/o (Entity)

Attn: _____________

___________________________

________, __________________

Phone: ____________

Facsimile: _________

In addition, please contact your insurance agent to have a certificate forwarded, naming as additional insured: (i) ________________Management, and (ii) (Entity). Thank you for your time and attention to this matter.

Very truly yours,

LAKESIDE CROSSING LYNCHBURG, LLC, a Georgia limited liability company

LAKESIDE CROSSING LYNCHBURG MANAGER, LLC, a Georgia limited liability company, the Manager

By:
Stephen J. Collins, Manager

EXHIBIT “J”

LEASING PARAMETERS

LEASING PARAMETERS

FIRST Amendment to

AGREEMENT OF purchase AND SALE OF SHOPPING CENTER

THIS FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE OF SHOPPING CENTER (the “First Amendment”) is made and entered into as of the 19th day of November, 2013, by and between LAKESIDE CROSSING LYNCHBURG, LLC, a Georgia limited liability company (“Seller”), and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (“Buyer”).

WHEREAS, Seller and Buyer entered into that certain Agreement of Purchase and Sale of Shopping Center dated as of October 4, 2013 for the purchase and sale of real property located in the City of Lynchburg, Virginia (the “Agreement”); and

WHEREAS, Seller and Buyer desire to modify the Agreement as provided herein.

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the undersigned, the parties hereto agree to amend the Agreement as follows:

\1. All capitalized terms used in this First Amendment but not defined herein have the meanings ascribed to them in the Agreement.

\2. Seller and Buyer agree that the Due Diligence Period deadline set forth in Section 7(a) of the Agreement is hereby extended from November 19, 2013 to December 5, 2013.

\3. [Seller agrees to make its books and records relating to the Property available for inspection and audit by Buyer or its agents and to execute and deliver (at the time of completion of the KPMG audit) the audit letter in favor of KPMG (Buyer’s auditors) in the form attached hereto as Exhibit “A” and made a part hereof (the covenants of Seller described by this sentence shall survive the Closing).]

\4. Seller and Buyer agree that, with respect to the Construction Easement, Parking Easement and Sightline Restriction Agreement by and between Seller and W. Earle Betts III, dated September 19, 2012, recorded as Instrument No. 120007077, in the Records of the Office of the Clerk of the Circuit Court of the City of Lynchburg, Virginia, Seller shall deliver to Buyer at or prior to Closing an estoppel certificate from either Seller or W. Earle Betts III materially in the form attached hereto as Exhibit “B” and made a part hereof.

\5. Seller and Buyer acknowledge that Buyer has elected to cause the Triangle Piece to become part of the Property. Notwithstanding any provision in the Agreement to the contrary, at Closing, Seller shall deliver the executed closing documents conveying the Triangle Piece to Seller into escrow with Escrow Agent (the “Triangle Piece Documents”). Seller and Buyer hereby agree that the Triangle Piece Documents shall be released from escrow and delivered to Buyer in the event that (a) Seller is in default under any of the leases with tenants leasing portions of the Property, or (b) Seller and Buyer close the purchase and sale of the Triangle Piece pursuant to an Earnout Closing as defined in Section 15 of the Agreement.

\6. This First Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, and all of which shall together constitute one and the same agreement. Signature pages may be detached from the various counterparts and attached to a single copy of this document to physically form one document. Any counterpart hereof may be delivered via facsimile or via electronically-mailed transmission of a scanned, signed copy, which shall have the same force and effect as an original.

\7. The foregoing terms and conditions are hereby incorporated into the Agreement. In the event of any conflict or ambiguity between the Agreement and this First Amendment, this First Amendment shall control.

\8. Subject to the amendments made herein, the Agreement remains in full force and effect, and the parties hereby acknowledge to each other that the Agreement, as amended herein, remains in full force and effect and is hereby ratified and affirmed by Seller and Buyer.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first above written.

SELLER: LAKESIDE CROSSING LYNCHBURG, LLC, a Georgia limited liability company

Lakeside Crossing Manager, LLC, a Georgia limited liability company, its Manager

By:	/s/ Stephen J. Collins (SEAL)
Name:	Stephen J. Collins
Title:	Member

BUYER: INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

By:	/s/ Mark J. Consenza (CORPORATE SEAL)
Mark J. Cosenza, Vice President

EXHIBIT “A”

Form of KPMG Audit Letter

KPMG LLP

200 E. Randolph Drive

Suite 5500

Chicago, IL 60601

Current Date

Ladies and Gentlemen:

We are providing this letter in connection with your audit of the Historical Summary of Gross Income an Direct Operating Expenses (“Historical Summary”) of The Property’s Name (the “Property”) for the year ended December 31, 20XX for the purpose of expressing an opinion as to whether the Historical Summary presents fairly, in all material respects, the gross income and direct operating expenses in conformity with the CASH or ACCRUAL (choose one) method of accounting.

Certain representations in this letter are described as being limited to matters that are material. Items are considered material, regardless of size, if they involve an omission or misstatement of accounting information that, in the light of surrounding circumstances, makes it probable that the judgment of a reasonable person relying on the information would be changed or influenced by the omission or misstatement.

We confirm, to the best of our knowledge and belief, the following representations made to you during your audit:

1.	We have made available to you all financial records and related data
2.	There are no:
a.	Violations or possible violations of laws or regulations, whose effects should be considered for disclosure in the Historical Summary or as a basis for recording a loss contingency.
b.	Unasserted claims or assessments that our lawyers have advised us are probable of assertion and must be disclosed in accordance with FASB Accounting Standards Codification (ASC) 450, Contingencies.
c.	Other liabilities or gain or loss contingencies that are required to be accrued or disclosed by FASB ASC 450, Contingencies.
d.	Material transactions that have not been properly recorded in the accounting records underlying the Historical Summary.

e.	Events that have occurred subsequent to the Historical Summary date and through the date of this letter that would require adjustment to or disclosure in the Historical Summary.
3.	We acknowledge our responsibility for the design and implementation of programs and controls to prevent, deter and detect fraud. We understand that the term “fraud” includes misstatements arising from fraudulent financial reporting and misstatements arising from misappropriation of assets.
4.	We have no knowledge of any fraud or suspected fraud affecting the entity involving:
a.	Management,
b.	Employees who have significant roles in internal control over financial reporting, or
c.	Others where the fraud could have a material effect on the Historical Summary.
5.	We have no knowledge of any allegations of fraud or suspected fraud affecting the entity received in communications from employees, former employees, or others.
6.	We have no knowledge of any officer or director of the Property, or any other person acting under the direction thereof, having taken any action to fraudulently influence, coerce, manipulate or mislead you during your audit.
7.	The Property has complied with all aspects of contractual agreements that would have a material effect on the Historical Summary in the event of noncompliance.
8.	All income from operating leases is included as gross income in the Historical Summary. No other forms of revenue are included in the Historical Summary.

Further, we confirm that we are responsible for the fair presentation in the Historical Summary, results of Gross Income and Direct Operating Expenses for the year ended December 31, 20XX in conformity with the CASH or ACCRUAL (choose one) method of accounting

Very truly yours,

(Name of owner)

Name

Insert Name and Title (Should be individual signing the purchase and sale agreement)

Name

Insert Name and Title (Should be primary accounting decision maker)

EXHIBIT “B”

Form of Easement Estoppel Certificate

EASEMENT ESTOPPEL CERTIFICATE

To: Inland Real Estate Acquisitions, Inc., Inland Real Estate Income Trust, Inc.

and IREIT Lynchburg Lakeside, L.L.C. (“Buyer”)

and their lender(s), and their respective successors and assigns

2901 Butterfield Road

Oak Brook, Illinois 60523

Attention: Robert Brinkman

Re:

Construction Easement, Parking Easement and Sightline Restriction Agreement by and between

Lakeside Crossing Lynchburg, LLC, a Georgia limited liability company (“Lakeside”),

and W. Earle Betts III (“Betts”), dated September 19, 2012, recorded as Instrument

No. 120007077, in the Records of the Office of the Clerk of the Circuit Court of the City

of Lynchburg, Virginia (the “Construction Easement”)

The undersigned, ________________________, hereby certifies to Buyer as follows:

1. All construction work required to be performed by Lakeside pursuant to the Construction Easement has been completed.

2. To the knowledge of the undersigned, there is no existing default on the part of either Lakeside or Betts in any of the terms and conditions of the Construction Easement, and no event has occurred and no condition exists which, with the giving of notice or the lapse of time, or both, may constitute a default on the part of either Lakeside or Betts under the Construction Easement.

The undersigned has executed this Easement Estoppel Certificate with the knowledge and understanding that Buyer is acquiring from Lakeside certain real property located in the City of Lynchburg, Virginia in reliance on this Easement Estoppel Certificate and that the undersigned will be bound by this Easement Estoppel Certificate. The statements contained herein may be relied upon by Buyer and by any grantee of a security interest in the Property given by Buyer, and by their respective successors and assigns.

Date:____________________, 2013	__________________: _______________________________ By:_________________________________(SEAL) Name:___________________________ Title:____________________________

SECOND Amendment to

AGREEMENT OF purchase AND SALE OF SHOPPING CENTER

THIS SECOND AMENDMENT TO AGREEMENT OF PURCHASE AND SALE OF SHOPPING CENTER (the “Second Amendment”) is made and entered into as of the 4th day of December, 2013, by and between LAKESIDE CROSSING LYNCHBURG, LLC, a Georgia limited liability company (“Seller”), and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (“Buyer”).

WHEREAS, Seller and Buyer entered into that certain Agreement of Purchase and Sale of Shopping Center dated as of October 4, 2013 for the purchase and sale of real property located in the City of Lynchburg, Virginia; as amended by First Amendment to Agreement of Purchase and Sale of Shopping Center between the same parties, dated as of November 19, 2013 (the Agreement of Purchase and Sale of Shopping Center, as amended, is hereinafter referred to as the “Agreement”); and

WHEREAS, Seller and Buyer desire to modify the Agreement as provided herein.

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the undersigned, the parties hereto agree to amend the Agreement as follows:

1. All capitalized terms used in this Second Amendment but not defined herein have the meanings ascribed to them in the Agreement.

2. Seller and Buyer agree that the Due Diligence Period deadline set forth in Section 7(a) of the Agreement is hereby extended from December 5, 2013 to 5:00 p.m., Chicago time on December 18, 2013.

3. This Second Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, and all of which shall together constitute one and the same agreement. Signature pages may be detached from the various counterparts and attached to a single copy of this document to physically form one document. Any counterpart hereof may be delivered via facsimile or via electronically-mailed transmission of a scanned, signed copy, which shall have the same force and effect as an original.

4. The foregoing terms and conditions are hereby incorporated into the Agreement. In the event of any conflict or ambiguity between the Agreement and this Second Amendment, this Second Amendment shall control.

5. Subject to the amendments made herein, the Agreement remains in full force and effect, and the parties hereby acknowledge to each other that the Agreement, as amended herein, remains in full force and effect and is hereby ratified and affirmed by Seller and Buyer.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first above written.

SELLER: LAKESIDE CROSSING LYNCHBURG, LLC, a Georgia limited liability company

Lakeside Crossing Manager, LLC, a Georgia limited liability company, its Manager

By:	/s/ Stephen J. Collins (SEAL)
Name:	Stephen J. Collins
Title:	Manager

BUYER: INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

By:	/s/ Mark J. Consenza (CORPORATE SEAL)
Mark J. Cosenza, Vice President

THIRD Amendment to

AGREEMENT OF purchase AND SALE OF SHOPPING CENTER

THIS THIRD AMENDMENT TO AGREEMENT OF PURCHASE AND SALE OF SHOPPING CENTER (the “Third Amendment”) is made and entered into as of the 17th day of December, 2013, by and between LAKESIDE CROSSING LYNCHBURG, LLC, a Georgia limited liability company (“Seller”), and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (“Buyer”).

WHEREAS, Seller and Buyer entered into that certain Agreement of Purchase and Sale of Shopping Center dated as of October 4, 2013 for the purchase and sale of real property located in the City of Lynchburg, Virginia; as amended by First Amendment to Agreement of Purchase and Sale of Shopping Center between the same parties, dated as of November 19, 2013; and as further amended by Second Amendment to Agreement of Purchase and Sale of Shopping Center between the same parties, dated as of December 4, 2013 (the Agreement of Purchase and Sale of Shopping Center, as amended, is hereinafter referred to as the “Agreement”); and

WHEREAS, Seller and Buyer desire to modify the Agreement as provided herein.

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the undersigned, the parties hereto agree to amend the Agreement as follows:

1. All capitalized terms used in this Third Amendment but not defined herein have the meanings ascribed to them in the Agreement.

2. Seller and Buyer agree that the Due Diligence Period deadline set forth in Section 7(a) of the Agreement is hereby extended from December 18, 2013 to 5:00 p.m., Chicago time on January 3, 2014.

3. This Third Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, and all of which shall together constitute one and the same agreement. Signature pages may be detached from the various counterparts and attached to a single copy of this document to physically form one document. Any counterpart hereof may be delivered via facsimile or via electronically-mailed transmission of a scanned, signed copy, which shall have the same force and effect as an original.

4. The foregoing terms and conditions are hereby incorporated into the Agreement. In the event of any conflict or ambiguity between the Agreement and this Third Amendment, this Third Amendment shall control.

5. Subject to the amendments made herein, the Agreement remains in full force and effect, and the parties hereby acknowledge to each other that the Agreement, as amended herein, remains in full force and effect and is hereby ratified and affirmed by Seller and Buyer.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the date first above written.

SELLER: LAKESIDE CROSSING LYNCHBURG, LLC, a Georgia limited liability company

Lakeside Crossing Manager, LLC, a Georgia limited liability company, its Manager

By:	/s/ Stephen J. Collins (SEAL)
Name:	Stephen J. Collins
Title:	Manager

BUYER: INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

By:	/s/ Mark J. Consenza (CORPORATE SEAL)
Mark J. Cosenza, Vice President

FOURTH Amendment to

AGREEMENT OF purchase AND SALE OF SHOPPING CENTER

THIS FOURTH AMENDMENT TO AGREEMENT OF PURCHASE AND SALE OF SHOPPING CENTER (the “Fourth Amendment”) is made and entered into as of the 2nd day of January, 2014, by and between LAKESIDE CROSSING LYNCHBURG, LLC, a Georgia limited liability company (“Seller”), and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (“Buyer”).

WHEREAS, Seller and Buyer entered into that certain Agreement of Purchase and Sale of Shopping Center dated as of October 4, 2013 for the purchase and sale of real property located in the City of Lynchburg, Virginia; as amended by First Amendment to Agreement of Purchase and Sale of Shopping Center between the same parties, dated as of November 19, 2013; as further amended by Second Amendment to Agreement of Purchase and Sale of Shopping Center between the same parties, dated as of December 4, 2013; and as further amended by Third Amendment to Agreement of Purchase and Sale of Shopping Center dated as of December 17, 2013 (the Agreement of Purchase and Sale of Shopping Center, as amended, is hereinafter referred to as the “Agreement”); and

WHEREAS, Seller and Buyer desire to modify the Agreement as provided herein.

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the undersigned, the parties hereto agree to amend the Agreement as follows:

1. All capitalized terms used in this Fourth Amendment but not defined herein have the meanings ascribed to them in the Agreement.

2. Seller and Buyer agree that the Due Diligence Period deadline set forth in Section 7(a) of the Agreement is hereby extended from January 3, 2014 to 5:00 p.m., Chicago time on January 9, 2014.

3. This Fourth Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, and all of which shall together constitute one and the same agreement. Signature pages may be detached from the various counterparts and attached to a single copy of this document to physically form one document. Any counterpart hereof may be delivered via facsimile or via electronically-mailed transmission of a scanned, signed copy, which shall have the same force and effect as an original.

4. The foregoing terms and conditions are hereby incorporated into the Agreement. In the event of any conflict or ambiguity between the Agreement and this Fourth Amendment, this Fourth Amendment shall control.

5. Subject to the amendments made herein, the Agreement remains in full force and effect, and the parties hereby acknowledge to each other that the Agreement, as amended herein, remains in full force and effect and is hereby ratified and affirmed by Seller and Buyer.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the date first above written.

SELLER: LAKESIDE CROSSING LYNCHBURG, LLC, a Georgia limited liability company

Lakeside Crossing Manager, LLC, a Georgia limited liability company, its Manager

By:	/s/ Stephen J. Collins (SEAL)
Name:	Stephen J. Collins
Title:	Manager

BUYER: INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

By:	/s/ Mark J. Consenza (CORPORATE SEAL)
Mark J. Cosenza, Vice President

FIFTH Amendment to

AGREEMENT OF purchase AND SALE OF SHOPPING CENTER

THIS FIFTH AMENDMENT TO AGREEMENT OF PURCHASE AND SALE OF SHOPPING CENTER (the “Fifth Amendment”) is made and entered into as of the 8th day of January, 2014, by and between LAKESIDE CROSSING LYNCHBURG, LLC, a Georgia limited liability company (“Seller”), and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (“Buyer”).

WHEREAS, Seller and Buyer entered into that certain Agreement of Purchase and Sale of Shopping Center dated as of October 4, 2013 for the purchase and sale of real property located in the City of Lynchburg, Virginia; as amended by First Amendment to Agreement of Purchase and Sale of Shopping Center between the same parties, dated as of November 19, 2013; as further amended by Second Amendment to Agreement of Purchase and Sale of Shopping Center between the same parties, dated as of December 4, 2013; as further amended by Third Amendment to Agreement of Purchase and Sale of Shopping Center dated as of December 17, 2013; and as further amended by Fourth Amendment to Agreement of Purchase and Sale of Shopping Center dated as of January 2, 2014 (the Agreement of Purchase and Sale of Shopping Center, as amended, is hereinafter referred to as the “Agreement”); and

WHEREAS, Seller and Buyer desire to modify the Agreement as provided herein.

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the undersigned, the parties hereto agree to amend the Agreement as follows:

1. All capitalized terms used in this Fifth Amendment but not defined herein have the meanings ascribed to them in the Agreement.

2. Seller and Buyer agree that the Due Diligence Period deadline set forth in Section 7(a) of the Agreement is hereby extended from January 9, 2014 to 5:00 p.m., Chicago time on January 16, 2014.

3. This Fifth Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, and all of which shall together constitute one and the same agreement. Signature pages may be detached from the various counterparts and attached to a single copy of this document to physically form one document. Any counterpart hereof may be delivered via facsimile or via electronically-mailed transmission of a scanned, signed copy, which shall have the same force and effect as an original.

4. The foregoing terms and conditions are hereby incorporated into the Agreement. In the event of any conflict or ambiguity between the Agreement and this Fifth Amendment, this Fifth Amendment shall control.

5. Subject to the amendments made herein, the Agreement remains in full force and effect, and the parties hereby acknowledge to each other that the Agreement, as amended herein, remains in full force and effect and is hereby ratified and affirmed by Seller and Buyer.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment as of the date first above written.

SELLER: LAKESIDE CROSSING LYNCHBURG, LLC, a Georgia limited liability company

Lakeside Crossing Manager, LLC, a Georgia limited liability company, its Manager

By:	/s/ Stephen J. Collins (SEAL)
Name:	Stephen J. Collins
Title:	Manager

BUYER: INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

By:	/s/ Mark J. Consenza (CORPORATE SEAL)
Mark J. Cosenza, Vice President

SIXTH Amendment to

AGREEMENT OF purchase AND SALE OF SHOPPING CENTER

THIS SIXTH AMENDMENT TO AGREEMENT OF PURCHASE AND SALE OF SHOPPING CENTER (the “Sixth Amendment”) is made and entered into as of the 16th day of January, 2014, by and between LAKESIDE CROSSING LYNCHBURG, LLC, a Georgia limited liability company (“Seller”), and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (“Buyer”).

WHEREAS, Seller and Buyer entered into that certain Agreement of Purchase and Sale of Shopping Center dated as of October 4, 2013 for the purchase and sale of real property located in the City of Lynchburg, Virginia; as amended by First Amendment to Agreement of Purchase and Sale of Shopping Center between the same parties, dated as of November 19, 2013; as further amended by Second Amendment to Agreement of Purchase and Sale of Shopping Center between the same parties, dated as of December 4, 2013; as further amended by Third Amendment to Agreement of Purchase and Sale of Shopping Center dated as of December 17, 2013; as further amended by Fourth Amendment to Agreement of Purchase and Sale of Shopping Center dated as of January 2, 2014; and as further amended by Fifth Amendment to Agreement of Purchase and Sale of Shopping Center dated as of January 8, 2014 (the Agreement of Purchase and Sale of Shopping Center, as amended, is hereinafter referred to as the “Agreement”); and

WHEREAS, Seller and Buyer desire to modify the Agreement as provided herein.

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the undersigned, the parties hereto agree to amend the Agreement as follows:

1. All capitalized terms used in this Sixth Amendment but not defined herein have the meanings ascribed to them in the Agreement.

2. Seller and Buyer agree that the Due Diligence Period deadline set forth in Section 7(a) of the Agreement is hereby extended from January 16, 2014 to 5:00 p.m., Chicago time on January 30, 2014.

3. This Sixth Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, and all of which shall together constitute one and the same agreement. Signature pages may be detached from the various counterparts and attached to a single copy of this document to physically form one document. Any counterpart hereof may be delivered via facsimile or via electronically-mailed transmission of a scanned, signed copy, which shall have the same force and effect as an original.

4. The foregoing terms and conditions are hereby incorporated into the Agreement. In the event of any conflict or ambiguity between the Agreement and this Sixth Amendment, this Sixth Amendment shall control.

5. Subject to the amendments made herein, the Agreement remains in full force and effect, and the parties hereby acknowledge to each other that the Agreement, as amended herein, remains in full force and effect and is hereby ratified and affirmed by Seller and Buyer.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amendment as of the date first above written.

SELLER: LAKESIDE CROSSING LYNCHBURG, LLC, a Georgia limited liability company

Lakeside Crossing Manager, LLC, a Georgia limited liability company, its Manager

By:	/s/ Stephen J. Collins (SEAL)
Name:	Stephen J. Collins
Title:	Manager

BUYER: INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

By:	/s/ Mark J. Consenza (CORPORATE SEAL)
Mark J. Cosenza, Vice President

SEVENTH Amendment to

AGREEMENT OF purchase AND SALE OF SHOPPING CENTER

THIS SEVENTH AMENDMENT TO AGREEMENT OF PURCHASE AND SALE OF SHOPPING CENTER (the “Seventh Amendment”) is made and entered into as of the 30th day of January, 2014, by and between LAKESIDE CROSSING LYNCHBURG, LLC, a Georgia limited liability company (“Seller”), and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (“Buyer”).

WHEREAS, Seller and Buyer entered into that certain Agreement of Purchase and Sale of Shopping Center dated as of October 4, 2013, for the purchase and sale of real property located in the City of Lynchburg, Virginia; as amended by First Amendment to Agreement of Purchase and Sale of Shopping Center between the same parties, dated as of November 19, 2013; as further amended by Second Amendment to Agreement of Purchase and Sale of Shopping Center between the same parties, dated as of December 4, 2013; as further amended by Third Amendment to Agreement of Purchase and Sale of Shopping Center dated as of December 17, 2013; as further amended by Fourth Amendment to Agreement of Purchase and Sale of Shopping Center dated as of January 2, 2014; as further amended by Fifth Amendment to Agreement of Purchase and Sale of Shopping Center dated as of January 8, 2014; and as further amended by Sixth Amendment to Agreement of Purchase and Sale of Shopping Center dated as of January 16, 2014 (the Agreement of Purchase and Sale of Shopping Center, as amended, is hereinafter referred to as the “Agreement”); and

WHEREAS, Seller and Buyer desire to modify the Agreement as provided herein.

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the undersigned, the parties hereto agree to amend the Agreement as follows:

1. All capitalized terms used in this Seventh Amendment but not defined herein have the meanings ascribed to them in the Agreement.

2. Seller and Buyer agree that the Due Diligence Period deadline set forth in Section 7(a) of the Agreement is hereby extended from January 30, 2014 to 5:00 p.m., Chicago time until February 7, 2014.

3. This Seventh Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, and all of which shall together constitute one and the same agreement. Signature pages may be detached from the various counterparts and attached to a single copy of this document to physically form one document. Any counterpart hereof may be delivered via facsimile or via electronically-mailed transmission of a scanned, signed copy, which shall have the same force and effect as an original.

4. The foregoing terms and conditions are hereby incorporated into the Agreement. In the event of any conflict or ambiguity between the Agreement and this Seventh Amendment, this Seventh Amendment shall control.

5. Subject to the amendments made herein, the Agreement remains in full force and effect, and the parties hereby acknowledge to each other that the Agreement, as amended herein, remains in full force and effect and is hereby ratified and affirmed by Seller and Buyer.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Seventh Amendment as of the date first above written.

SELLER: LAKESIDE CROSSING LYNCHBURG, LLC, a Georgia limited liability company

Lakeside Crossing Manager, LLC, a Georgia limited liability company, its Manager

By:	/s/ Jeffrey A. Dehart (SEAL)
Name:	Jeffrey A. Dehart
Title:	Authorized Representative

BUYER: INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

By:	/s/ Mark J. Consenza (CORPORATE SEAL)
Mark J. Cosenza, Vice President

EIGHTH Amendment to

AGREEMENT OF purchase AND SALE OF SHOPPING CENTER

THIS EIGHTH AMENDMENT TO AGREEMENT OF PURCHASE AND SALE OF SHOPPING CENTER (the “Eighth Amendment”) is made and entered into as of the 6th day of February, 2014, by and between LAKESIDE CROSSING LYNCHBURG, LLC, a Georgia limited liability company (“Seller”), and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (“Buyer”).

WHEREAS, Seller and Buyer entered into that certain Agreement of Purchase and Sale of Shopping Center dated as of October 4, 2013 for the purchase and sale of real property located in the City of Lynchburg, Virginia; as amended by First Amendment to Agreement of Purchase and Sale of Shopping Center between the same parties, dated as of November 19, 2013; as further amended by Second Amendment to Agreement of Purchase and Sale of Shopping Center between the same parties, dated as of December 4, 2013; as further amended by Third Amendment to Agreement of Purchase and Sale of Shopping Center dated as of December 17, 2013; as further amended by Fourth Amendment to Agreement of Purchase and Sale of Shopping Center dated as of January 2, 2014; as further amended by Fifth Amendment to Agreement of Purchase and Sale of Shopping Center dated as of January 8, 2014; as further amended by Sixth Amendment to Agreement of Purchase and Sale of Shopping Center dated as of January 16, 2014; and as further amended by Seventh Amendment to Agreement of Purchase and Sale of Shopping Center dated as of January 30, 2014 (the Agreement of Purchase and Sale of Shopping Center, as amended, is hereinafter referred to as the “Agreement”); and

WHEREAS, Seller and Buyer desire to modify the Agreement as provided herein.

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the undersigned, the parties hereto agree to amend the Agreement as follows:

1. All capitalized terms used in this Eighth Amendment but not defined herein have the meanings ascribed to them in the Agreement.

2. Seller and Buyer agree that the Due Diligence Period deadline set forth in Section 7(a) of the Agreement is hereby extended from February 7, 2014 to 5:00 p.m., Chicago time on February 14, 2014.

3. This Eighth Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, and all of which shall together constitute one and the same agreement. Signature pages may be detached from the various counterparts and attached to a single copy of this document to physically form one document. Any counterpart hereof may be delivered via facsimile or via electronically-mailed transmission of a scanned, signed copy, which shall have the same force and effect as an original.

4. The foregoing terms and conditions are hereby incorporated into the Agreement. In the event of any conflict or ambiguity between the Agreement and this Eighth Amendment, this Eighth Amendment shall control.

5. Subject to the amendments made herein, the Agreement remains in full force and effect, and the parties hereby acknowledge to each other that the Agreement, as amended herein, remains in full force and effect and is hereby ratified and affirmed by Seller and Buyer.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amendment as of the date first above written.

SELLER: LAKESIDE CROSSING LYNCHBURG, LLC, a Georgia limited liability company

Lakeside Crossing Manager, LLC, a Georgia limited liability company, its Manager

By:	/s/ Stephen J. Collins (SEAL)
Name:	Stephen J. Collins
Title:	Manager

BUYER: INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

By:	/s/ Mark J. Consenza (CORPORATE SEAL)
Mark J. Cosenza, Vice President

NINTH Amendment to

AGREEMENT OF purchase AND SALE OF SHOPPING CENTER

THIS NINTH AMENDMENT TO AGREEMENT OF PURCHASE AND SALE OF SHOPPING CENTER (the “Ninth Amendment”) is made and entered into as of the 14th day of February, 2014, by and between LAKESIDE CROSSING LYNCHBURG, LLC, a Georgia limited liability company (“Seller”), and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (“Buyer”).

WHEREAS, Seller and Buyer entered into that certain Agreement of Purchase and Sale of Shopping Center dated as of October 4, 2013 for the purchase and sale of real property located in the City of Lynchburg, Virginia; as amended by First Amendment to Agreement of Purchase and Sale of Shopping Center between the same parties, dated as of November 19, 2013; as further amended by Second Amendment to Agreement of Purchase and Sale of Shopping Center between the same parties, dated as of December 4, 2013; as further amended by Third Amendment to Agreement of Purchase and Sale of Shopping Center dated as of December 17, 2013; as further amended by Fourth Amendment to Agreement of Purchase and Sale of Shopping Center dated as of January 2, 2014; as further amended by Fifth Amendment to Agreement of Purchase and Sale of Shopping Center dated as of January 8, 2014; as further amended by Sixth Amendment to Agreement of Purchase and Sale of Shopping Center dated as of January 16, 2014; as further amended by Seventh Amendment to Agreement of Purchase and Sale of Shopping Center dated as of January 30, 2014; and as further amended by Eighth Amendment to Agreement of Purchase and Sale of Shopping Center dated as of February 6, 2014 (the Agreement of Purchase and Sale of Shopping Center, as amended, is hereinafter referred to as the “Agreement”); and

WHEREAS, Seller and Buyer desire to modify the Agreement as provided herein.

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the undersigned, the parties hereto agree to amend the Agreement as follows:

1. All capitalized terms used in this Ninth Amendment but not defined herein have the meanings ascribed to them in the Agreement.

2. Seller and Buyer agree that the Due Diligence Period deadline set forth in Section 7(a) of the Agreement is hereby extended from February 14, 2014 to 5:00 p.m., Chicago time on February 21, 2014.

3. This Ninth Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, and all of which shall together constitute one and the same agreement. Signature pages may be detached from the various counterparts and attached to a single copy of this document to physically form one document. Any counterpart hereof may be delivered via facsimile or via electronically-mailed transmission of a scanned, signed copy, which shall have the same force and effect as an original.

4. The foregoing terms and conditions are hereby incorporated into the Agreement. In the event of any conflict or ambiguity between the Agreement and this Ninth Amendment, this Ninth Amendment shall control.

5. Subject to the amendments made herein, the Agreement remains in full force and effect, and the parties hereby acknowledge to each other that the Agreement, as amended herein, remains in full force and effect and is hereby ratified and affirmed by Seller and Buyer.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Ninth Amendment as of the date first above written.

SELLER: LAKESIDE CROSSING LYNCHBURG, LLC, a Georgia limited liability company

Lakeside Crossing Manager, LLC, a Georgia limited liability company, its Manager

By:	/s/ Stephen J. Collins (SEAL)
Name:	Stephen J. Collins
Title:	Manager

BUYER: INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

By:	/s/ Mark J. Consenza (CORPORATE SEAL)
Mark J. Cosenza, Vice President

Tenth Amendment to

AGREEMENT OF purchase AND SALE OF SHOPPING CENTER

THIS TENTH AMENDMENT TO AGREEMENT OF PURCHASE AND SALE OF SHOPPING CENTER (the “Tenth Amendment”) is made and entered into as of the 21st day of February, 2014, by and between LAKESIDE CROSSING LYNCHBURG, LLC, a Georgia limited liability company (“Seller”), and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (“Buyer”).

WHEREAS, Seller and Buyer entered into that certain Agreement of Purchase and Sale of Shopping Center dated as of October 4, 2013 for the purchase and sale of real property located in the City of Lynchburg, Virginia; as amended by First Amendment to Agreement of Purchase and Sale of Shopping Center between the same parties, dated as of November 19, 2013; as further amended by Second Amendment to Agreement of Purchase and Sale of Shopping Center between the same parties, dated as of December 4, 2013; as further amended by Third Amendment to Agreement of Purchase and Sale of Shopping Center dated as of December 17, 2013; as further amended by Fourth Amendment to Agreement of Purchase and Sale of Shopping Center dated as of January 2, 2014; as further amended by Fifth Amendment to Agreement of Purchase and Sale of Shopping Center dated as of January 8, 2014; as further amended by Sixth Amendment to Agreement of Purchase and Sale of Shopping Center dated as of January 16, 2014; as further amended by Seventh Amendment to Agreement of Purchase and Sale of Shopping Center dated as of January 30, 2014; and as further amended by Eighth Amendment to Agreement of Purchase and Sale of Shopping Center dated as of February 6, 2014; and further amended by a Ninth Amendment to the Agreement of Purchase and Sale of Shopping Center as of February 14, 2014 (the Agreement of Purchase and Sale of Shopping Center, as amended, is hereinafter referred to as the “Agreement”); and

WHEREAS, Seller and Buyer desire to modify the Agreement as provided herein.

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the undersigned, the parties hereto agree to amend the Agreement as follows:

1. All capitalized terms used in this Tenth Amendment but not defined herein have the meanings ascribed to them in the Agreement.

2. Buyer hereby waives the right to terminate the Agreement pursuant to Paragraph 7(a) of the Agreement, subject only to the satisfaction (by Seller) or waiver (by Buyer) no later than Closing of the following additional Conditions Precedent to Buyer’s Obligation which are added to paragraph 10 of the Agreement:

ARTICLE 2	(e) Receipt of the open items identified in the letter from Robert W. Brinkman to Fain Hicks dated February 14, 2014 (copy attached, Exhibit “A”).
ARTICLE 3	(f) Receipt of either (i) the attached Resolution duly adopted by the City of Lynchburg, Virginia (the “City”) at a City Council meeting in the form attached as Exhibit “B” (the “City Resolution”) or (ii) deletion of paragraph 41 from the Fresh Market Lease, a copy of paragraph 41 which is attached, Exhibit “C” (the “Fresh Market Modification”).
ARTICLE 4	(g) Receipt of the executed Joint Development Agreement Estoppel Certificate signed by the City substantially in the form attached, Exhibit “D.”
ARTICLE	5
ARTICLE 6	3. If after the expiration of thirty (30) days from the date hereof Seller provides written notice to Buyer that it will be unable to obtain the City Resolution or the Fresh Market Modification on a reasonable basis, then Buyer must, within five (5) days of its receipt of such written notice, provide Seller with its written waiver of the Condition Precedent added as paragraph 10 (f) to the Agreement hereby, or the Agreement will be deemed terminated with the same effect as if Buyer had terminated Pursuant to Section 7(a) of the Agreement (and such right had not been waived hereby).

4. This Tenth Amendment may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, and all of which shall together constitute one and the same agreement. Signature pages may be detached from the various counterparts and attached to a single copy of this document to physically form one document. Any counterpart hereof may be delivered via facsimile or via electronically-mailed transmission of a scanned, signed copy, which shall have the same force and effect as an original.

5. The foregoing terms and conditions are hereby incorporated into the Agreement. In the event of any conflict or ambiguity between the Agreement and this Tenth Amendment, this Tenth Amendment shall control.

6. Subject to the amendments made herein, the Agreement remains in full force and effect, and the parties hereby acknowledge to each other that the Agreement, as amended herein, remains in full force and effect and is hereby ratified and affirmed by Seller and Buyer.

IN WITNESS WHEREOF, the parties hereto have executed this Tenth Amendment as of the date first above written.

SELLER: LAKESIDE CROSSING LYNCHBURG, LLC, a Georgia limited liability company

Lakeside Crossing Manager, LLC, a Georgia limited liability company, its Manager

By:	/s/ Stephen J. Collins
Name:	Stephen J. Collins
Title:	Manager

BUYER: INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

By:	/s/ Mark J. Consenza
Mark J. Cosenza, Vice President

Eleventh Amendment to

AGREEMENT OF purchase AND SALE OF SHOPPING CENTER

THIS ELEVENTH AMENDMENT TO AGREEMENT OF PURCHASE AND SALE OF SHOPPING CENTER (the “Eleventh Amendment”) is made and entered into as of the 23rd day of May, 2014, by and between LAKESIDE CROSSING LYNCHBURG, LLC, a Georgia limited liability company (“Seller”), and IREIT Lynchburg Lakeside, L.L.C., a Delaware limited liability company (“Buyer”).

WHEREAS, Seller and Inland Real Estate Acquisitions, Inc. (“IREA”) entered into that certain Agreement of Purchase and Sale of Shopping Center dated as of October 4, 2013 for the purchase and sale of real property located in the City of Lynchburg, Virginia; as amended by First Amendment to Agreement of Purchase and Sale of Shopping Center between the same parties, dated as of November 19, 2013; as further amended by Second Amendment to Agreement of Purchase and Sale of Shopping Center between the same parties, dated as of December 4, 2013; as further amended by Third Amendment to Agreement of Purchase and Sale of Shopping Center dated as of December 17, 2013; as further amended by Fourth Amendment to Agreement of Purchase and Sale of Shopping Center dated as of January 2, 2014; as further amended by Fifth Amendment to Agreement of Purchase and Sale of Shopping Center dated as of January 8, 2014; as further amended by Sixth Amendment to Agreement of Purchase and Sale of Shopping Center dated as of January 16, 2014; as further amended by Seventh Amendment to Agreement of Purchase and Sale of Shopping Center dated as of January 30, 2014; and as further amended by Eighth Amendment to Agreement of Purchase and Sale of Shopping Center dated as of February 6, 2014; and further amended by a Ninth Amendment to the Agreement of Purchase and Sale of Shopping Center as of February 14, 2014 and further amended by a Tenth Amendment dated as of February 21, 2014 (the Agreement of Purchase and Sale of Shopping Center, as amended, is hereinafter referred to as the “Agreement”); and

WHEREAS, IREA assigned the Agreement to Buyer by assignment dated as of May 23. 2014; and

WHEREAS, Seller and Buyer desire to modify the Agreement as provided herein.

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the undersigned, the parties hereto agree to amend the Agreement as follows:

1. All capitalized terms used in this Eleventh Amendment but not defined herein have the meanings ascribed to them in the Agreement.

ARTICLE 12. As of Closing (as defined by the Agreement) Seller and Buyer agree to execute and deliver the Post Closing Agreement in the form attached hereto as Exhibit “A” and made a part hereof.

ARTICLE 2

ARTICLE 3	3. As of April 16, 2014, Smith Mountain Industries, Inc. (the “Candle Shop Tenant”) executed a lease with Seller (as landlord) (the “Candle Shop Lease”) for an approximately 3,600 square foot space at the Property. As of the date of Closing, the Candle Shop Tenant will not be in the Candle Shop Space satisfying the Tenant Occupancy Conditions. The term Tenant Occupancy Conditions is defined by the Strict Joint Order Escrow Trust Instructions in regard to the Candle Shop Lease, attached hereto as Exhibit “B” and made a part hereof. As of Closing, Seller and Buyer hereby agree to execute and deliver to Escrow Agent at Closing, the “Candle Shop Escrow.”
ARTICLE 4	4. Seller acknowledges and agrees that the terms the Agreement applicable to the closing upon the Triangle Piece shall survive the Initial Closing including; the right of Buyer to review and approve of title, survey matters as well as agree upon the conveyance documents (as provided for in the Agreement) prior to closing upon the acquisition of the Triangle Piece.
ARTICLE	5 5. If in the event the Buyer and Seller do not close on the acquisition of the Triangle Piece, Seller and Buyer agree to cooperate and deposit into Escrow with Chicago Title a Declaration of Restrictions and Covenants (“Declaration”). The Declaration will only affect the Triangle Piece and provide for ingress and egress rights of Buyer, its tenants and invitees, upon the Triangle Piece Property. The Declaration against the Triangle Piece Property will contain a list of all current exclusives of the tenants of Buyer (at the Initial Closing) and provide for recourse rights of Buyer as against the Triangle Piece Property and its owners in the event of a violation of such current exclusives.

6. This Eleventh Amendment may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, and all of which shall together constitute one and the same agreement. Signature pages may be detached from the various counterparts and attached to a single copy of this document to physically form one document. Any counterpart hereof may be delivered via facsimile or via electronically-mailed transmission of a scanned, signed copy, which shall have the same force and effect as an original.

7. The foregoing terms and conditions are hereby incorporated into the Agreement. In the event of any conflict or ambiguity between the Agreement and this Eleventh Amendment, this Eleventh Amendment shall control.

8. Subject to the amendments made herein, the Agreement remains in full force and effect, and the parties hereby acknowledge to each other that the Agreement, as amended herein, remains in full force and effect and is hereby ratified and affirmed by Seller and Buyer.

IN WITNESS WHEREOF, the parties hereto have executed this Eleventh Amendment as of the date first above written.

Signature page of 11th amendment

SELLER: LAKESIDE CROSSING LYNCHBURG, LLC, a Georgia limited liability company

Lakeside Crossing Manager, LLC, a Georgia limited liability company, its Manager

By:	/s/ Stephen J. Collins
Name:	Stephen J. Collins
Title:	Manager

BUYER: IREIT Lynchburg Lakeside, L.L.C., a Delaware limited liability company

By:	Inland Real Estate Income Trust, Inc., a Maryland corporation, its sole member

By:	/s/ Mark J. Consenza
Mark J. Cosenza, Vice President